EXHIBIT 99.1

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                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                               PACTIV CORPORATION,

                            MEADOW ACQUISITION CORP.,

                             PRAIRIE PACKAGING, INC.


===============================================================================

                                       AND

                     EARL W. SHAPIRO AND BENJAMIN M. SHAPIRO

                 AS REPRESENTATIVES OF THE COMPANY STOCKHOLDERS

                                 APRIL 10, 2007

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

ARTICLE I             DEFINITIONS.................................................................................1

     1.1      Definitions.........................................................................................1
     1.2      Interpretation.....................................................................................10

ARTICLE II            THE MERGER.................................................................................10

     2.1      The Merger.........................................................................................10
     2.2      Effective Time.....................................................................................10
     2.3      Effect of the Merger...............................................................................11
     2.4      Certificate of Incorporation; Bylaws...............................................................11
     2.5      Directors and Officers.............................................................................11

ARTICLE III           MERGER CONSIDERATION; CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES...................11

     3.1      Calculation and Payment of the Merger Consideration................................................11
     3.2      Effect of Merger on the Capital Stock of the Company...............................................14
     3.3      Post-Closing Adjustment............................................................................16
     3.4      Lost, Stolen and Destroyed Certificates............................................................17
     3.5      Effect of Merger on Capital Stock of Surviving Corporation.........................................17
     3.6      Appraisal Rights...................................................................................18
     3.7      Withholding Rights.................................................................................18

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................................19

     4.1      Organization, Qualification, Power and Authority...................................................19
     4.2      Authorization; Enforceability......................................................................19
     4.3      Capitalization.....................................................................................19
     4.4      Noncontravention...................................................................................20
     4.5      Brokers' Fees......................................................................................20
     4.6      Financial Statements...............................................................................20
     4.7      Internal Controls; Undisclosed Liabilities.........................................................20
     4.8      Events Subsequent to Most Recent Financial Statements..............................................21
     4.9      Legal Compliance...................................................................................22
     4.10     Tax Matters........................................................................................22
     4.11     Real Property......................................................................................23
     4.12     Personal Property..................................................................................23
     4.13     Intellectual Property..............................................................................23
     4.14     Contracts..........................................................................................24
     4.15     Litigation.........................................................................................25
     4.16     Employee Benefits..................................................................................26
     4.17     Environmental Matters..............................................................................26
     4.18     Indebtedness.......................................................................................27
     4.19     Bank Accounts; Directors and Officers..............................................................27
     4.20     Licenses and Permits...............................................................................27
     4.21     Labor Matters......................................................................................27
     4.22     Insurance Policies.................................................................................27
     4.23     Customers and Suppliers............................................................................28
     4.24     Title and Sufficiency of Assets....................................................................28
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
ARTICLE V             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB....................................28

     5.1      Organization of Parent and Merger Sub..............................................................28
     5.2      Ownership of Merger Sub; No Prior Activities.......................................................28
     5.3      Authorization; Enforceability......................................................................28
     5.4      Noncontravention...................................................................................29
     5.5      Brokers' Fees......................................................................................29
     5.6      Litigation.........................................................................................29
     5.7      Financing..........................................................................................29
     5.8      Investment Representation..........................................................................29

ARTICLE VI            PRE-CLOSING COVENANTS OF THE COMPANY.......................................................30

     6.1      Conduct of Business................................................................................30
     6.2      Filings; Consents; Etc.............................................................................31
     6.3      Exclusivity........................................................................................32
     6.4      Publicity..........................................................................................32
     6.5      Access.............................................................................................33
     6.6      Financial Statements...............................................................................33
     6.7      Environmental Matters..............................................................................33
     6.8      Lease Obligations; UCC Filings.....................................................................33
     6.9      Deferred Compensation Plan.........................................................................33

ARTICLE VII           COVENANTS OF PARENT........................................................................34

     7.1      Filings; Consents; Etc.............................................................................34
     7.2      Publicity..........................................................................................34
     7.3      IRB Letter of Credit...............................................................................35

ARTICLE VIII          CONDITIONS PRECEDENT TO THE CLOSING........................................................35

     8.1      Conditions Precedent to Each Party's Obligations...................................................35
     8.2      Conditions Precedent to Obligations of Parent and Merger Sub.......................................35
     8.3      Conditions Precedent to Obligations of the Company.................................................36

ARTICLE IX            CLOSING....................................................................................37

     9.1      Deliveries by the Company..........................................................................37
     9.2      Deliveries by Parent and Merger Sub................................................................38

ARTICLE X             POST CLOSING COVENANTS.....................................................................38

     10.1     Tax Covenants......................................................................................38
     10.2     Section 338(h)(10) Election........................................................................41
     10.3     Further Assurances.................................................................................42
     10.4     Director and Officer Liability and Indemnification.................................................42
     10.5     Employee Matters...................................................................................43
     10.6     Litigation Support.................................................................................44

                                       ii
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
ARTICLE XI            INDEMNIFICATION............................................................................44

     11.1     Survival of the Company's Representations and Warranties...........................................44
     11.2     Survival of Parent's and Merger Subs' Representations and Warranties...............................44
     11.3     Indemnification by the Company Stockholders Relating to the Company................................44
     11.4     Indemnification by Parent..........................................................................45
     11.5     Indemnification Procedure for Third Party Claims...................................................46
     11.6     Calculation of Losses..............................................................................47
     11.7     Limitation on Indemnities..........................................................................48
     11.8     Escrow.............................................................................................49
     11.9     Exclusion of Other Remedies........................................................................49
     11.10    Environmental Matters..............................................................................49

ARTICLE XII           TERMINATION................................................................................50

     12.1     Termination of Agreement...........................................................................50
     12.2     Effect of Termination..............................................................................51

ARTICLE XIII          MISCELLANEOUS..............................................................................51

     13.1     Expenses...........................................................................................51
     13.2     No Third-Party Beneficiaries.......................................................................51
     13.3     Entire Agreement...................................................................................51
     13.4     Succession and Assignment..........................................................................52
     13.5     Counterparts.......................................................................................52
     13.6     Headings...........................................................................................52
     13.7     Notices............................................................................................52
     13.8     Governing Law......................................................................................53
     13.9     Arbitration........................................................................................54
     13.10    Amendments and Waivers.............................................................................54
     13.11    Severability.......................................................................................54
     13.12    Construction.......................................................................................54
     13.13    Acknowledgements by Parent and Merger Sub..........................................................54
     13.14    Incorporation of Exhibits and Schedules............................................................55
     13.15    Specific Performance...............................................................................55
     13.16    Company Stockholder Representatives................................................................55
     13.17    Representation.....................................................................................55

Exhibit A.........Form of Representative Agreement
Exhibit B.........Form of Escrow Agreement
Exhibit C.........Form of Closing Note
Exhibit D.........Form of Non-Competition Agreement
Exhibit 1.1.......Illustrative Calculation of Closing Working Capital
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                                      iii



                          AGREEMENT AND PLAN OF MERGER

                  This AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is made and entered into as of April 10, 2007 by and among Pactiv Corporation, a Delaware corporation ("PARENT"), Meadow Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), Prairie Packaging, Inc., a Delaware corporation (the "COMPANY"), and Earl W. Shapiro and Benjamin M. Shapiro (each individually, a "REPRESENTATIVE" and collectively, the "REPRESENTATIVES"), on behalf of the Company Stockholders.


                                    RECITALS

                  WHEREAS, the Board of Directors of each of Parent, Merger Sub and the Company has approved and declared advisable the merger of Merger Sub with and into the Company (the "MERGER"), pursuant to which the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL");

                  WHEREAS, the Board of Directors of each of Parent and the Company has determined that the Merger is in furtherance of and consistent with their respective business strategies and is in the best interest of their respective stockholders, and Parent has approved this Agreement and the Merger as the sole stockholder of Merger Sub, and the Company has received the Requisite Stockholder Approval;

                  WHEREAS, pursuant to the Merger, among other things, all of the issued and outstanding shares of capital stock of the Company shall be converted into the right to receive the Merger Consideration (as hereafter defined) as provided herein;

                  WHEREAS, as a condition to, and in connection with the execution of this Agreement, certain of the Company Stockholders have entered into a Stockholders' Representative Agreement (the "REPRESENTATIVE AGREEMENT"), with the Representatives in the form attached hereto as EXHIBIT A; and

                  WHEREAS, the parties to this Agreement desire to make certain representations, warranties, covenants and other agreements in connection with the Merger.

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  1.1 DEFINITIONS. As used herein, the following terms shall have the meanings ascribed to them in this SECTION 1.1

                  "1995 BONDS" means those certain Industrial Development Revenue Bonds, Series 1995 (Prairie Project) issued by the Illinois Development Finance Authority on December 14, 1995 in an original aggregate principal amount equal to $5,000,000.

                  "1995 BONDS AMOUNT" means the aggregate amount of outstanding Indebtedness of the Acquired Companies relating to the 1995 Bonds as of the Closing Date.

                  "ACCOUNTING ARBITRATOR" has the meaning set forth in SECTION 3.4(B) below.

                  "ACQUIRED COMPANIES" means, collectively, the Company and each of the Prairie Subsidiaries.

                  "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

                  "AGREEMENT" has the meaning set forth in the introductory paragraph above.

                  "AUDITED  FINANCIAL  STATEMENTS"  has the meaning set forth in
SECTION 4.6 below.

                  "BEST  EFFORTS"  means the good faith  efforts  that a prudent business Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; PROVIDED, HOWEVER, such efforts shall not require or include the payment of money by such Person to ensure any such result.

                  "BOLINGBROOK  FACILITY"  has the  meaning set forth in SECTION
6.7 below.

                  "BUSINESS" means the business of manufacturing, marketing and selling certain disposable plastic products and packaging materials as conducted by the Acquired Companies.

                  "BUSINESS DAY" means any day other than a Saturday or Sunday, or a day on which banking institutions in New York, New York or Chicago, Illinois are authorized or obligated by Law to close.

                  "CAP AMOUNT" has the meaning set forth in SECTION 11.7(C) below.

                  "CASH ON HAND" means all cash and cash equivalents of the Acquired Companies, as of the close of business on the day immediately preceding the Closing Date, determined in accordance with GAAP. For the avoidance of doubt, Cash on Hand shall be calculated net of issued but uncleared checks and drafts and shall include checks, ACH transactions and other wire transfers and drafts deposited or available for deposit for the account of the Acquired Companies.

                  "CERTIFICATE  OF MERGER"  has the meaning set forth in SECTION
2.2 below.

                  "CERTIFICATES" has the meaning set forth in SECTION 3.2(D) below.

                  "CLAUSE (IV) PAYMENT" has the meaning set forth in SECTION 3.1(A)(IV) below.

                  "CLOSING" has the meaning set forth in SECTION 2.2 below.

                  "CLOSING DATE" has the meaning set forth in SECTION 2.2 below.

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                  "CLOSING  NOTE" has the  meaning  set forth in SECTION  3.1(C)
below.

                  "CLOSING STATEMENT" has the meaning set forth in SECTION 3.3(A) below.

                  "CLOSING WORKING CAPITAL" shall mean as of the close of business on the Closing Date (but without giving effect to any changes, including, without limitation, any purchase accounting adjustments, which arise solely as a result of the Merger), the total current assets of the Acquired Companies minus the total current liabilities of the Acquired Companies. For the avoidance of doubt, Closing Working Capital for the purposes of determining
"Estimated Closing Working Capital" and "Closing Working Capital" shall be calculated (i) in accordance with GAAP, and (ii) in the same manner, using the same accounting principles, methods, practices and categories as were used by the Acquired Companies in determining the Acquired Company's total current assets and total current liabilities in the Audited Financial Statements; PROVIDED, HOWEVER, cash and cash equivalents included in the definition of Cash on Hand and any amounts relating to the 1995 Bonds, Senior Bank Debt, Senior Notes, amounts constituting Company Stockholder Transaction Expenses relating to payments under the Deferred Compensation Plan and the capital leases and operating leases identified on SCHEDULE 1.1(B) shall be excluded from any calculation of Closing Working Capital, any Transfer Taxes, any Taxes resulting from the Section 338(h)(10) Election and any North Carolina Composite Income Tax shall be treated as accruing after the Closing Date and shall be excluded from the computation of the Closing Working Capital. An illustrative calculation of the Closing Working Capital as of December 31, 2006 and February 28, 2007 is shown on EXHIBIT 1.1.

                  "CODE" means the Internal Revenue Code of 1986.

                  "COMMON PER SHARE MERGER CONSIDERATION" means an amount equal to the quotient of (x) (i) the Merger Consideration DIVIDED BY (y) the total number of Common Shares outstanding.

                  "COMMON SHARE" means each share of Common Stock that is issued and outstanding immediately prior to the Effective Time.

                  "COMMON STOCK" means, collectively, the Voting Common Stock and Non-Voting Common Stock.

                  "COMPANY" has the meaning set forth in the introductory paragraph above.

                  "COMPANY STOCKHOLDER INDEMNIFIED PARTY" has the meaning set forth in SECTION 11.4 below.

                  "COMPANY STOCKHOLDER TRANSACTION EXPENSES" means the fees and expenses payable by the Company Stockholders (and the Acquired Companies) arising from, incurred in connection with or incident to this Agreement and the transactions contemplated hereby specified on SCHEDULE 3.1(F) as delivered to Parent in accordance with the provisions of SECTION 3.1(F) and SECTION 13.1.

                  "COMPANY STOCKHOLDERS" means the holders of all issued and outstanding Common Shares at or prior to the Effective Time.

                  "COMPANY'S KNOWLEDGE" means the actual knowledge of the individuals listed on SCHEDULE 1.1(A).

                  "CONFIDENTIALITY AGREEMENT" means that certain Confidentiality Agreement dated January 25, 2007 by and between the Company and Parent, as amended and supplemented after the date thereof.

                  "CONTRACT" has the meaning set forth in SECTION 4.14 below.

                  "COVERED EMPLOYEES" has the meaning set forth in SECTION 10.5(A) below.

                  "CPR" has the meaning set forth in SECTION 13.9 below.

                  "CUSTOMER CORRESPONDENCE" has the meaning set forth in SECTION
4.23 below.

                  "DEFENSE NOTICE" has the meaning set forth in SECTION 11.5 below.

                  "DEFERRED  COMPENSATION  PLAN"  has the  meaning  set forth in
SECTION 6.9 below.

                  "DGCL" has the meaning set forth in the Recitals above.

                  "DISSENTING SHARES" has the meaning set forth in SECTION 3.6 below.

                  "DISSENTING STOCKHOLDERS" has the meaning set forth in SECTION
3.6 below.

                  "EFFECTIVE  TIME" has the  meaning  set forth in  SECTION  2.2 below.

                  "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" (as such term is defined in ERISA ss.3(3)) and any other material employee benefit plan, program or arrangement that provides benefits or compensation to any employee of any Acquired Company and that is maintained or sponsored by any Acquired Company.

                  "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA ss.3(2).

                  "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA ss.3(1).

                  "ENVIRONMENTAL CLAIMS" has the meaning set forth in SECTION 4.17(B) below.

                  "ENVIRONMENTAL PERMITS" has the meaning set forth in SECTION 4.17(C) below.

                  "ENVIRONMENTAL   REQUIREMENTS"   means  all  applicable   Laws
concerning pollution or protection of human health or the environment, as such requirements are enacted and in effect on or prior to the Closing Date.

                  "ERISA" means the Employee Retirement Income Security Act of 1974.

                  "ERISA AFFILIATE" means each entity that is treated as a single employer with the Company for purposes of Code Section 414.

                  "ESCROW AGENT" has the meaning set forth in SECTION 3.1(C)(I) below.

                  "ESCROW AGREEMENT" has the meaning set forth in SECTION 3.1(C)(I) below.

                  "ESCROW AMOUNT" means an amount equal to the Cap Amount.

                  "ESCROW FUNDS" has the meaning set forth in SECTION 3.1(C)(I) below.

                  "ESTIMATED  CLAUSE (IV)  PAYMENT" has the meaning set forth in
SECTION 3.1(B) below.

                  "ESTIMATED CLOSING WORKING CAPITAL" has the meaning set forth in SECTION 3.1(B) below.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934.

                  "FINANCIAL  STATEMENTS"  has the  meaning set forth in SECTION
4.6 below.

                  "GAAP" means United States generally accepted accounting principles as in effect from time to time.

                  "GOVERNMENTAL AUTHORITY" means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator or any other public authority, whether foreign, federal, state or local.

                  "HAZARDOUS MATERIAL" means any substance which is (i) defined as a hazardous substance, hazardous material, hazardous waste, pollutant or contaminant under any Environmental Requirement, (ii) a petroleum hydrocarbon, including crude oil or any fraction thereof, (iii) asbestos or asbestos containing material, or (iv) regulated pursuant to any Environmental Requirement.

                  "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

                  "HSR REQUEST" has the meaning set forth in SECTION 12.1 below.

                  "ILLINOIS PERSONAL PROPERTY REPLACEMENT TAXES" means those Income Taxes imposed under Section 201(c) of the Illinois Income Tax Act.

                  "IMPLIED  PURCHASE PRICE" for an operating lease identified on
SCHEDULE 1.1(B) shall mean an amount equal to (i) the aggregate amount of unpaid lease payments on such lease until scheduled termination, MINUS (ii) the aggregate imputed interest charge contained in such lease payments (as derived from the original purchase price quoted on the leased assets) PLUS (iii) twenty-two percent (22%) of the original purchase price quoted on the leased assets.

                  "INCOME TAXES" means any Taxes imposed on, or measured by, net income and any Taxes in the form of interest or penalties related thereto.

                  "INDEBTEDNESS" means any liability, whether or not contingent,
(i) in respect of borrowed money or evidenced by bonds, monies, debentures, or similar instruments, (ii) representing the deferred and unpaid balance of the purchase price of any property (including pursuant to capital leases listed on SCHEDULE 1.1(B)) but excluding trade payables, if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet prepared on a consolidated basis in accordance with GAAP, and (iii) guaranties, direct or indirect, in any manner, of all or any part of any Indebtedness of any Person.

                  "INDEMNIFIED PARTY" has the meaning set forth in SECTION 11.5 below.

                  "INDEMNIFYING PARTY" has the meaning set forth in SECTION 11.5 below.

                  "INSURANCE POLICIES" has the meaning set forth in SECTION 4.22 below.

                  "INTELLECTUAL PROPERTY" means, on a worldwide basis, all patents, trademarks, tradenames and service marks, copyrights, and any application therefor, along with all confidential business information including inventions, know how, trade secrets, manufacturing processes, formulae, technical information, specifications, data, technology, plans and drawings, and other intellectual property owned, or used by any of the Acquired Companies.

                  "LAW" means any law, statute, regulation, rule, ordinance or other binding action or requirement of a Governmental Authority.

                  "LEASED REAL PROPERTY" means the real property leased or subleased to the Acquired Companies and used in the Business.

                  "LEASES" means all leases and subleases, including all amendments, extensions, renewals and guaranties or side letters with respect thereto, pursuant to which any of the Acquired Companies holds any Leased Real Property.

                  "LIEN" means any mortgage, pledge, lien, encumbrance, charge, or other security interest.

                  "LOSS" or "LOSSES" has the meaning set forth in SECTION 11.3 below.

                  "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" means any effect or change that would be materially adverse to the assets, financial condition or results of operations of the Acquired Companies taken as a whole; PROVIDED that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect or Material Adverse Change: (a) any adverse change, event, development or effect arising from or relating to (1) general business or economic conditions, including such conditions related to the Business of the Acquired Companies (provided such change, event, development or effect does not disproportionately affect the Acquired Companies vis-a-vis other Persons engaged in the same industry as the Acquired Companies), (2) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (3) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (4) changes in GAAP, (5) changes in Law or other binding directives or orders issued by any Governmental Authority, or (6) the announcement or performance of this Agreement or the transactions contemplated by this Agreement, including any reaction of customers of the Acquired Companies; and (b) any adverse change in or effect on the Business of the Acquired Companies that is cured to Parent's reasonable satisfaction before the earlier of (1) the Closing Date and (2) the date on which this Agreement is terminated pursuant to SECTION 12.1 hereof.

                  "MATERIAL CONTRACT" has the meaning set forth in SECTION 4.14 below.

                  "MERGER" has the meaning set forth in the Recitals above.

                  "MERGER CONSIDERATION" has the meaning set forth in SECTION 3.1(A) below.

                  "MERGER SUB" has the meaning set forth in the introductory paragraph above.


                  "MINOR CLAIM" has the meaning set forth in SECTION 11.7(A) below.

                  "MOST RECENT FINANCIAL STATEMENTS" has the meaning set forth in SECTION 4.6 below.

                  "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA ss.3(37).

                  "NON-VOTING COMMON STOCK" means the non-voting common stock, par value $0.01 per share of the Company.

                  "NORTH CAROLINA COMPOSITE INCOME TAX" means the Tax payable by the Company with respect to Income Taxes payable by the Company Stockholders in the State of North Carolina as a result of owning shares of capital stock of the Company at any time during the period beginning on January 1, 2007 and ending on the Closing Date, including North Carolina Income Taxes imposed as a result of the Section 338(h)(10) Election.

                  "ORDINARY COURSE OF BUSINESS" means the Ordinary Course of Business consistent with past custom and practice (including with respect to quantity and frequency).

                  "ORGANIZATIONAL DOCUMENTS" means (a) the certificate of incorporation; (b) articles of incorporation; (c) articles of organization; (d) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person; and (e) any amendment to any of the foregoing.

                  "PARENT" has the meaning set forth in the introductory paragraph above.


                  "PARENT  INDEMNIFIED  PARTY"  has the  meaning  set  forth  in
SECTION 11.3 below.

                  "PARENT PLAN" has the meaning set forth in SECTION 10.5(B) below.

                  "PARENT SHARING AMOUNT" has the meaning set forth in SECTION 11.10(B) below.

                  "PARTY" or "PARTIES" means the Company, the Representatives, Merger Sub and Parent.

                  "PAYMENT FUND" has the meaning set forth in SECTION 3.1(C) below.

                  "PERMITTED LIENS" means (a) Liens for Taxes not yet delinquent or that are being contested by appropriate proceedings and for which an appropriate reserve or accrual is reflected on the Closing Statement, (b) statutory Liens of landlords for amounts not yet delinquent, (c) Liens of carriers, warehousemen, mechanics and materialmen incurred in the Ordinary Course of Business for amounts not yet delinquent, (d) Liens attaching to inventory held by consignees in the Ordinary Course of Business, (e) zoning, building codes and other land use Laws that are imposed by any Governmental Authority having jurisdiction over such Real Property, (f) Liens granted or created by the Company in favor of lessors in connection with the lease of personal property or equipment in the Ordinary Course of Business, and (g) Liens created by any act of Parent or Merger Sub.

                  "PERSON" means an individual, a sole proprietorship, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity or any Governmental Authority.

                  "POST CLOSING INCOME TAX REPRESENTATION TERMINATION DATE" has the meaning set forth in SECTION 11.1 below.

                  "PRAIRIE SUBSIDIARIES" means, collectively, (i) Prairie UK Limited, a private limited company organized under the laws of the United Kingdom and (ii) Prairiebration LLC, a Delaware limited liability company.

                  "PRIME RATE" has the meaning set forth in SECTION 3.4(C) below.

                  "PURCHASE PRICE ALLOCATION SCHEDULE" has the meaning set forth in SECTION 10.2(C) below. "REPRESENTATIVE" has the meaning set forth in the introductory paragraph above.

                  "REPRESENTATIVE AGREEMENT" has the meaning set forth in the Recitals above.

                  "REQUISITE STOCKHOLDER APPROVAL" means the affirmative vote or consent of a majority of the issued and outstanding shares of Voting Common Stock.

                  "S CORPORATION RETURNS" has the meaning set forth in SECTION 10.1(A) below.

                  "SECTION  338(H)(10)  ELECTION"  has the  meaning set forth in
SECTION 10.2(A) below.

                  "SENIOR BANK DEBT" shall mean all Indebtedness owed by the Company and pursuant to that certain Fourth Amended and Restated Credit Agreement, dated as of March 31, 2006, among the Company, LaSalle National Bank Association and the other financial institutions parties thereto, as amended or supplemented from time to time.

                  "SENIOR BANK DEBT PAYOFF AMOUNT" means the amount indicated in the payoff letter delivered pursuant to SECTION 8.2(c), which is equal to the aggregate principal of, and accrued but unpaid interest on, the Senior Bank Debt up to and including the Closing Date, and all other costs payable in connection with the repayment in full of the Senior Bank Debt.

                  "SENIOR NOTES AGREEMENT" means that certain Note Purchase Agreement, dated as of September 24, 2004, between the Company and the holders of Senior Notes parties thereto, as amended or supplemented from time to time.

                  "SENIOR NOTES" means the Company's 4.87% Series A Senior Secured Notes due September 24, 2009, 5.35% Series B Senior Secured Notes due September 24, 2011, 5.62% Series C Senior Secured Notes due September 24, 2012, 5.75% Series D Senior Secured Notes due September 24, 2013 and 5.90% Series E Senior Secured Notes due September 24, 2014 having a face value of $50,000,000 and issued pursuant to the Note Agreement.

                  "SENIOR NOTES AMOUNT" means the amount indicated in the redemption agreement relating to the Senior Notes delivered pursuant to SECTION 8.2(D)(I), which is equal to the aggregate principal of, and accrued but unpaid interest on, the Senior Notes up to and including the Closing Date PLUS an amount equal to the applicable "Make-Whole Amount" (as defined under, and calculated in accordance with the terms of, the Senior Notes Agreement) and all other costs payable in connection with the repayment in full of the Senior Notes.

                  "STANDBY LETTER OF CREDIT has the meaning set forth in SECTION 9.2(F) below.

                  "STRADDLE PERIOD" means any Tax period that begins before and ends after the Closing Date.

                  "SURVIVING  CORPORATION"  has the meaning set forth in SECTION
2.1 below.

                  "TARGET CLOSING WORKING CAPITAL" means $57,000,000.

                  "TAX" or "TAXES" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

                  "TAX CLAIM" has the meaning set forth in SECTION 10.1(D) below.

                  "TAX CONTEST" has the meaning set forth in SECTION 10.1(D) below.

                  "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes. including any schedule or attachment thereto and including any amendment thereof.

                  "TERMINATION DATE" has the meaning set forth in SECTION 12.1(C) below.

                  "THIRD PARTY CLAIM" has the meaning set forth in SECTION 11.5 below.

                  "TRANSFER TAXES" has the meaning set forth in SECTION 10.1(G) below.

                  "VOTING COMMON STOCK" means the voting common stock, par value $0.01 per share of the Company.

                  INTERPRETATION. Unless otherwise expressly provided or unless the context requires otherwise: (i) all references in this Agreement to Articles, Sections, Schedules and Exhibits shall mean and refer to Articles, Sections, Schedules and Exhibits of this Agreement; (ii) all references to statutes and related regulations shall include all amendments of the same and any successor or replacement statutes and regulations in each case as so amended or replaced on or prior to the Closing; (iii) words using the singular or plural number also shall include the plural and singular number, respectively; (iv) references to "hereof", "herein", "hereby" and similar terms shall refer to this entire Agreement (including the Schedules and Exhibits hereto); (v) references to any Person shall be deemed to mean and include the successors and permitted assigns of such Person (or, in the case of a Governmental Authority, Persons succeeding to the relevant functions of such Person); (vi) the term "including" shall be deemed to mean "including, without limitation"; (vii) words of any gender include each other gender; and (viii) whenever this Agreement refers to a number of days, such number shall refer to calendar days, unless such reference is specifically to "Business Days."

                                   ARTICLE II

                                   THE MERGER

                  2.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent (the "SURVIVING CORPORATION").

                  2.2 EFFECTIVE TIME. Unless this Agreement is earlier terminated pursuant to SECTION 12.1, the closing of the Merger (the "CLOSING") will take place on the later of June 8, 2007 or three (3) Business Days after the satisfaction or, if permissible, waiver of the conditions set forth in
ARTICLE VIII, at the offices of Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601, at 10:00 a.m. (Chicago time), provided that such place, date and time may be changed to another place, date and/or time as agreed to in writing by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "CLOSING DATE." On the Closing Date, the Parties shall cause the Merger to be consummated by filing a certificate of merger (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of the DGCL (the date and time of acceptance by the Secretary of State of Delaware of such filing, or, if another date and time is specified in such filing, such specified date and time, being the "EFFECTIVE TIME").

                  2.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, assets, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, duties and obligations of the Company and Merger Sub shall become the debts, liabilities, duties and obligations of the Surviving Corporation.

                  2.4 CERTIFICATE OF INCORPORATION; BYLAWS. At the Effective Time, the Organizational Documents of the Surviving Corporation shall be amended in their entirety to contain the provisions set forth in the Organizational Documents of Merger Sub, as in effect immediately prior to the Effective Time.

                  2.5 DIRECTORS AND OFFICERS. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to serve in accordance with the Organizational Documents of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Organizational Documents of the Surviving Corporation.

                                   ARTICLE III

    MERGER CONSIDERATION; CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

                  3.1      CALCULATION AND PAYMENT OF THE MERGER CONSIDERATION.
                           ---------------------------------------------------

                           (a)   CALCULATION   OF  MERGER   CONSIDERATION.   The
         aggregate amount to be paid by Parent with respect to the Common Shares shall equal the sum of the following:

                                    (i)    One Billion Dollars ($1,000,000,000);

                                    (ii)   PLUS  the  total  amount  of Cash on
                                           Hand;

                                    (iii)  (1)  PLUS  the  amount,  if any,  by
                                           which the Closing Working Capital is
                                           greater than Target Closing  Working
                                           Capital, or

                                           (2) MINUS  the  amount,  if any,  by
                                           which Target Closing Working Capital
                                           is greater than the Closing  Working
                                           Capital,

                                           as  determined and adjusted in
                                           accordance with SECTION 3.1(B) and
                                           SECTION 3.3, below;

                                    (iv) PLUS an amount equal to the sum of:

                                            (1) the greater of (A) $5,000,000 or
                                            (B) twenty-five (25%) percent of the
                                            amount,   if  any,   by  which   the
                                            aggregate dollar amount of Net Fixed
                                            Assets of the  Company (as such term
                                            is used in the Financial Statements)
                                            as of the  beginning  of business on
                                            the earlier of the  Closing  Date or
                                            May 31, 2007,  exceeds the aggregate
                                            dollar amount of Net Fixed Assets as
                                            reflected  on the Audited  Financial
                                            Statements;  PROVIDED, HOWEVER, that
                                            additions  to Net Fixed  Assets as a
                                            result   of   capital   expenditures
                                            identified   in   subparagraph   (2)
                                            below,  if  any,  shall  be  not  be
                                            included in the  calculation  of Net
                                            Fixed  Assets for  purposes  of this
                                            subparagraph (1)(B); PLUS

                                            (2) one  hundred  percent  (100%) of
                                            the aggregate  dollar amount of cash
                                            expenditures  for fixed  assets made
                                            by the Company  prior to the earlier
                                            of the Closing Date or May 31, 2007,
                                            if any,  for  capital  projects  not
                                            included  in the  list  of  projects
                                            identified on SCHEDULE 6.1(G) to the
                                            extent such  expenditures  have been
                                            specifically  approved in advance by
                                            Parent; PLUS

                                            (3)  subject to the  provisos at the
                                            end hereof,  if the Closing  Date is
                                            after  May  31,  2007,  one  hundred
                                            (100%)   percent  of  the  aggregate
                                            dollar  amount of cash  expenditures
                                            for  fixed  assets  by  the  Company
                                            during the period  commencing on the
                                            beginning  of  business  of  June 1,
                                            2007  and   ending  on  the  end  of
                                            business   of  the   Closing   Date;
                                            PROVIDED,  HOWEVER,  if the  Closing
                                            Date is after May 31, 2007 solely as
                                            a result of an act (or  inaction) by
                                            or  on  the   part   of  a   Company
                                            Stockholder, then the amount in this
                                            subparagraph   (3)   shall   be  one
                                            hundred  (100%) percent of Net Fixed
                                            Assets  increase  during  the period
                                            referred    to   above;    PROVIDED,
                                            FURTHER,  if  the  Closing  Date  is
                                            after  May  31,  2007  solely  as  a
                                            result of an HSR  Request,  then the
                                            amount  in  this   subparagraph  (3)
                                            shall  be  (x)  one  hundred  (100%)
                                            percent of Net Fixed Assets increase
                                            during the period  commencing on the
                                            beginning  of  business  of  June 1,
                                            2007  and   ending  on  the  end  of
                                            business  of June 30,  2007 PLUS (y)
                                            one  hundred  (100%)  percent of the
                                            aggregate   dollar  amount  of  cash
                                            expenditures for fixed assets by the
                                            Company during the period commencing
                                            on the beginning of business of July
                                            1,  2007  and  ending  on the end of
                                            business of the Closing Date,

                                            (such   sum,   as   determined   and
                                            adjusted in accordance  with SECTION
                                            3.1(B)  and  SECTION  3.3 below (the
                                            "CLAUSE (IV) PAYMENT"));

                                    (v)     MINUS,  the Senior Bank Debt  Payoff
                  Amount  required to be paid by Parent  under  SECTION  3.1(D);

                                    (vi) MINUS, the Senior Notes Amount required
                  to be paid by Parent under SECTION 3.1(E);

                                    (vii) MINUS, the 1995 Bonds Amount;

                                    (viii) MINUS, to the extent such obligations
                  have not been satisfied as of the Effective Time by the Company in accordance with its covenant set forth in SECTION 6.8, the deferred and unpaid balance of the purchase price pursuant to the capital leases listed on SCHEDULE 1.1(B) and the Implied Purchase Price of the operating leases listed on
                  SCHEDULE 1.1(B);

                                    (ix) MINUS, the Company Stockholder
                  Transaction  Expenses  paid under SECTION 3.1(F).

                  The aggregate amount of items (i) through (ix) immediately above is referred to herein as the "MERGER Consideration." After the Effective Time, the Merger Consideration shall be subject to the adjustments set forth in
SECTION 3.3.

                           (b) ESTIMATED MERGER CONSIDERATION. Two (2) Business Days prior to the Closing Date, the Company shall deliver to Parent a statement of the Closing Working Capital (the "ESTIMATED CLOSING
         WORKING CAPITAL") and an estimate of the Clause (iv) Payment (the "ESTIMATED CLAUSE (IV) PAYMENT"). The Merger Consideration will be determined for the Closing based on such estimates, subject to later post-closing adjustment as is contemplated by SECTION 3.3 below. In connection with the calculation of the Estimated Closing Working Capital and the Final Working Capital, the Company and Parent shall follow the procedures set forth in SCHEDULE 3.1(B) for the determination of the value of the inventory of the Company.

                           (c) PAYMENT AND ALLOCATION OF MERGER CONSIDERATION. At and upon the Effective Time, Parent shall remit the Merger Consideration as follows:

                                    (i)   ARTICLE  a  portion   of  the   Merger
                  Consideration in the amount of the Escrow Amount shall be deposited by Parent with the escrow agent (the "ESCROW AGENT") designated in the escrow agreement (the "ESCROW AGREEMENT"), substantially in the form of EXHIBIT B hereto, to be entered into at the Closing by Parent, the Representatives and the Escrow Agent. Such amounts delivered to the Escrow Agent, together with any investment proceeds thereon, are referred to collectively herein as the "ESCROW FUNDS" and will secure the Company Stockholders' indemnification obligation under ARTICLE XI; and

                                    (ii)  the  remaining  amount  of the  Merger
                  Consideration, after subtraction of the amount paid in accordance with SECTION 3.1(C)(I) and subtraction of the portion thereof otherwise allocable in accordance with SECTION
                  3.6 below to Dissenting Shares, shall be remitted to the Representatives for the benefit to Company Stockholders in the form of a promissory note payable to the Representatives in the form attached as EXHIBIT C hereto (the "CLOSING NOTE"). The Closing Note shall have an aggregate original principal amount equal to such remaining amount of Merger Consideration and shall provide for interest at the short-term applicable Federal rate as defined in Section 1274(d) of the Code for the month including the Closing Date.

         The aggregate of the payment set forth in SECTION 3.1(C)(I) above, together with any subsequent remittances to the Representatives or their designee pursuant to the Closing Note, the Standby Letter of Credit or as a consequence of the post-Closing adjustments to the Merger Consideration described in SECTION 3.3, is referred to herein as the "PAYMENT FUND." Upon and after the Closing, the Representatives, having been duly empowered to act on behalf of the Company Stockholders pursuant to the terms of the Representative Agreement, shall make determinations as to the allocation of the Merger Consideration among the Common Shares. In furtherance of the foregoing, the Representatives shall follow the directives and procedures set forth in this
SECTION 3.1(C) and in SECTIONS 3.2 and 3.3 to determine the payments and deliveries to be made from the Payment Fund with respect to such ownership interests in the Company. If the Representatives determine that it is necessary to distribute the Closing Note to the Company Stockholders, Parent shall issue individual promissory notes to the Company Stockholders to evidence such division of the Closing Note and shall otherwise cooperate with the Representatives in good faith to divide the Closing Note and Standby Letter of Credit in the correct denominations and in the individual names of the Company Stockholders; PROVIDED, HOWEVER, the Representatives shall reimburse Parent for any out of pocket expenses incurred by Parent to accomplish such division; PROVIDED, FURTHER, that in no event shall Parent's aggregate obligations under the individual promissory notes exceed its obligation under the Closing Note.

                           (d) PAYMENT OF SENIOR BANK DEBT. At the Effective Time, Parent shall pay, or cause to be paid, on behalf of the Company, the Senior Bank Debt Payoff Amount by wire transfer of immediately available funds to the Persons or bank accounts specified in the payoff letter for the Senior Bank Debt delivered pursuant to SECTION 8.2(C).

                           (e) REDEMPTION OF SENIOR NOTES. At the Effective Time, Parent shall pay, or cause to be paid, on behalf of the Company, the Senior Notes Amount by wire transfer of immediately available funds to the Persons or bank accounts specified in the redemption agreement relating to the Senior Notes delivered pursuant to SECTION 8.2(D).

                           (f) PAYMENT OF COMPANY STOCKHOLDER TRANSACTION EXPENSES. At the Effective Time, Parent shall pay, or cause to be paid, on behalf of the Company and the Company Stockholders, the Company
         Stockholder Transaction Expenses by wire transfer of immediately available funds to the Persons or bank accounts and in the amounts specified by the Representatives on SCHEDULE 3.1(F) to be provided to Parent at least one (1) day prior to the Effective Time.

                  3.2      EFFECT OF MERGER ON THE CAPITAL STOCK OF THE COMPANY.

                           (a)  CONVERSION  OF COMMON  SHARES.  At the Effective
         Time, each Common Share shall, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the Company Stockholders, be cancelled and extinguished, and each such Common Share shall be converted into the right to receive the Common Per Share Merger Consideration (subject to adjustment as provided in SECTIONS 3.3 hereof) payable in accordance with and subject to the conditions provided in this Agreement, other than with respect to Dissenting
         Shares. Notwithstanding any contrary provision set forth in this Agreement, the Representatives shall not pay to any Company Stockholder holding Common Shares that portion of the Merger Consideration represented by such Company Stockholder's pro rata share of the Escrow Funds until such time as such amount, if any, is distributable pursuant to the terms and conditions of the Escrow Agreement. The adoption of this Agreement and the approval of the Merger by the Company Stockholders shall constitute approval of the Escrow Agreement and of all of the arrangements relating thereto, including, without limitation, the placement of the Escrow Funds in escrow.

                           (b) TREASURY STOCK. Each share of Common Stock held in the treasury of the Company immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof, and no payment shall be made with respect thereto.

                           (c) SURRENDER OF CERTIFICATES. As soon as practicable, the Representatives or their designee shall mail to each holder of record of a certificate representing outstanding Common Shares (the "CERTIFICATES") (1) a letter of transmittal, which shall be in a customary form reasonably satisfactory to Parent (including an undertaking to notify Parent of any changes in address of such Company Stockholder during the forty-eight (48) months following the Closing) and which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery by such Company Stockholder of his, her or its Certificates to the Representatives or their designee, (2) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration contemplated to be paid to the Company Stockholders pursuant to this SECTION 3.2 and (3) a copy of the Representative Agreement and a joinder thereto. Upon surrender of a Certificate to the Representatives or their designee for cancellation, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration (adjusted as contemplated in SECTION 3.3 hereof) represented by such Certificate as set forth above, which Merger Consideration shall be payable upon such proper surrender by the Representatives or their designee by delivery of a certified or bank cashier's check or by wire transfer, and the Certificate so surrendered shall forthwith be cancelled upon delivery thereof to the Representatives or their designee. No interest will be paid or accrued on any portion of the Merger Consideration payable to holders of Certificates. In the event of a transfer of ownership of Common Shares that is not registered in the transfer records of the Company, payment may be made to a transferee if the Certificate representing such Common Shares is presented to Parent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.

                           (d) CANCELLATION OF COMMON SHARES. From and after the Effective Time, all Common Shares shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a Certificate representing any such Common Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration represented by such Certificate (other than with respect to Dissenting Shares).

                  3.3      POST-CLOSING ADJUSTMENT.

                           (a) Within sixty (60) days after the Closing Date, Parent shall prepare and deliver to the Representatives a statement of the Closing Working Capital and the Clause (iv) Payment (the "CLOSING STATEMENT"), with all supporting documentation. The Closing Statement shall be based upon the books and records of the Acquired Companies and shall be prepared in accordance with GAAP and the definitions of Closing Working Capital and the Clause (iv) Payment set forth in
         ARTICLE I above.

                           (b) The Closing Statement shall be final and binding on the Parties unless the Representatives shall, within thirty (30) days following the delivery of such Closing Statement, deliver to
         Parent written notice of disagreement with such Closing Statement, which notice shall describe the nature of any such disagreement in reasonable detail, identify the specific items involved and the dollar amount of such disagreement. If the Representatives shall raise any objections within the aforesaid thirty (30) day period, then the disputed matters shall be resolved by the Representatives, on behalf of the Company Stockholders, and Parent. For the avoidance of doubt, amounts that are not subject to a written notice of disagreement or objection shall be remitted to the Representatives or Parent, as the case may be, in accordance with SECTION 3.3(C). If the Representatives and Parent are unable to resolve all disagreements within thirty (30) days of receipt by Parent of a written notice of disagreement, or such longer period as may be agreed by Parent and the Representatives, then, within thirty (30) days thereafter, the Representatives and Parent jointly shall select an arbiter from a nationally recognized independent public accounting firm that is not the independent auditor of any of Parent, the Company or the Surviving Corporation; if Parent and the Representatives are unable to select an arbiter within such time period, the American Arbitration Association shall make such selection (the Person so selected shall be referred to herein as the "ACCOUNTING ARBITRATOR"). The Accounting Arbitrator so selected will consider only those items and amounts set forth in the Closing
         Statement as to which Parent and the Representatives have disagreed within the time periods and on the terms specified above and must resolve the matter in accordance with the terms and provisions of this Agreement. Each Party may furnish to the Accounting Arbitrator such information and documents as it deems relevant, with copies of such submission and all such documents and information being concurrently given to the other Party. Neither Party shall have or conduct any communication, either written or oral, with the Accounting Arbitrator without the other Party either being present or receiving a concurrent copy of any written communication. The Accounting Arbitrator may conduct a conference concerning the objections and disagreements between the Representatives and Parent, at which conference each Party shall have the right to (i) present its documents, materials and other evidence (previously provided to the Accounting Arbitrator and the other Party) and (ii) have present its or their advisors, accountants, counsel and other representatives. The Accounting Arbitrator shall resolve each item of disagreement based solely on the presentations and supporting material provided by the Parties and not pursuant to any independent review and may not assign a value to any particular item greater than the greatest value for such item claimed by either Party or less than the lowest value for such item claimed by either Party, in each case as presented to the Accounting Arbitrator. The Accounting Arbitrator shall issue a detailed written report that sets forth the resolution of all items in dispute and that contains a final Closing Statement. Such report shall be final and binding upon Parent and the Representatives. The fees and expenses of the Accounting Arbitrator shall be borne on a proportionate basis by the Representatives, on behalf of the Company Stockholders, on the one hand, and Parent, on the other hand, based on the inverse proportion of the respective percentages of the dollar value of disputed issues determined in favor of the Representatives and Parent. Parent and the Representatives shall, and Parent shall cause the Surviving Corporation to, cooperate fully with the Accounting Arbitrator and respond on a timely basis to all requests for information or access to documents or personnel made by the Accounting Arbitrator or by other Parties hereto, all with the intent to fairly and in good faith resolve all disputes relating to such Closing Statement as promptly as reasonably practicable.

                           (c) If the amounts representing the Closing Working Capital and Clause (iv) Payment as reflected in the Closing Statement as finally determined in accordance with this SECTION 3.3 differs from the Estimated Closing Working Capital and Estimated Clause (iv) Payment, the Merger Consideration shall be adjusted on a dollar-for-dollar basis by the amount of such difference.

                  The Representatives shall hold at least Five Million Dollars ($5,000,000) of the Merger Consideration (in the form of a portion of the Closing Note or in cash if the Closing Note has been paid) in the Payment Fund until the Closing Statement is finally determined. If the adjustments, if any, under this SECTION 3.3 result in an aggregate reduction in the Merger Consideration, the Representatives shall pay to Parent (by wire transfer to an account designated in writing by Parent) the amount of such reduction plus interest from and after the Closing Date to and through the date of payment at the prime rate charged on the Closing Date by LaSalle Bank National Association (the "PRIME RATE") within five (5) Business Days after the final determination of the adjustments. Conversely, if such adjustments result in an aggregate increase in the Merger Consideration, Parent shall remit the amount of such increase plus interest from and after the Closing Date to and through the date of payment at the Prime Rate within five (5) Business Days after the final determination of the adjustments to the Representatives.

                  3.4 LOST, STOLEN AND DESTROYED CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, the Representatives will deliver the Merger Consideration to such Company Stockholder only upon receipt by the Representatives of an affidavit (in a form reasonably satisfactory to Parent) by the Person claiming such Certificate to be lost, stolen or destroyed. No bond shall be required to be posted by any Company Stockholder in connection with such affidavit.

                  3.5 EFFECT OF MERGER ON CAPITAL STOCK OF SURVIVING CORPORATION. At the Effective Time, each share of Merger Sub's common stock, par value $0.01 per share, that is issued and outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the Company Stockholders, be converted automatically into and exchanged for one share of common stock of the Surviving Corporation.

                  3.6 APPRAISAL RIGHTS. Notwithstanding anything in this Agreement to the contrary, Common Shares (the "DISSENTING SHARES") that are issued and outstanding immediately prior to the Effective Time and are held by Company Stockholders who have not voted in favor of the Merger, consented thereto in writing or otherwise contractually waived their rights to appraisal and who have complied with all of the relevant provisions of the DGCL (the "DISSENTING STOCKHOLDERS") shall not be converted into or be exchangeable for the right to receive the Merger Consideration, unless and until such stockholders shall have failed to perfect or shall have effectively withdrawn or lost their rights to appraisal under the DGCL. The Company shall give Parent (i) prompt notice of any written demands for appraisal of any Common Shares, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to stockholders' rights of appraisal, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. At Closing, an amount equal to 150% of the Common Per Share Merger Consideration otherwise payable to the Dissenting Stockholders will be deposited with the Escrow Agent; such funds shall be used to make any required payments to Dissenting Stockholders and any costs of Parent or the Acquired Companies associated with such appraisal process, with the balance distributed to the Payment Fund, to be disbursed by the Representatives to the Company Stockholders. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. If any Dissenting Stockholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, then (i) as of the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Consideration (adjusted as contemplated by SECTION 3.3 hereof) in accordance with SECTIONS 3.1 and 3.2, and (ii) promptly following the occurrence of such event, Parent shall remit to the Representatives the portion of the Merger Consideration (adjusted as contemplated by SECTION 3.3 hereof) to which such holder is entitled.


                  3.7 WITHHOLDING RIGHTS. Parent and the Representatives shall be entitled to deduct and withhold (without duplication) from any and all payments made under this Agreement such amounts as may be required to be deducted and withheld under applicable laws. To the extent such amounts are withheld and paid to the appropriate Governmental Authority in accordance with applicable laws, such withheld amount shall be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would have otherwise been paid. To the extent that Parent determines it needs to withhold on the payment of the Merger Consideration payable at Closing, the amount of the Closing Note shall be reduced by such withholding and the Representatives shall make appropriate allocations under SECTION 3.1(C) to reflect such withholding.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to Parent and Merger Sub with respect to the matters specified in this ARTICLE IV as follows:

                  4.1 ORGANIZATION, QUALIFICATION, POWER AND AUTHORITY. Each of the Acquired Companies is an entity, duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation. Each of the Acquired Companies is in good standing under the Laws of each jurisdiction where such qualification is required except where the lack of such qualification would not have a Material Adverse Effect. Each of the Acquired Companies has the requisite power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

                  4.2 AUTHORIZATION; ENFORCEABILITY. The Company has requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company and no stockholder votes are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated hereby, other than the filing and recordation of the Certificate of Merger. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other Parties hereto, constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions, subject to Laws of general application relating to public policy, bankruptcy, insolvency and the relief of debtors and rules of Law governing specific performance, injunctive relief and other equitable remedies. The Representatives have received executed counterpart signature pages to the Representative Agreement from Company Stockholders holding shares of Voting Common Stock in excess of that required for Requisite Stockholder Approval and such Representative Agreement authorize the Representatives to take all of the actions contemplated of the Representatives on behalf of the Company Stockholders by this Agreement.

                  4.3      CAPITALIZATION.

                           (a) The authorized capital stock of the Company consists of 3,500,000 shares of Voting Common Stock, of which there are 2,891,136 shares of Voting Common Stock issued and outstanding as of the date hereof and 3,500,000 shares of Non-Voting Common Stock, of which there are 2,891,136 shares of Non-Voting Common Stock issued and outstanding as of the date hereof, all as set forth on SCHEDULE 4.3(A). All of the issued and outstanding Common Shares have been duly authorized and are validly issued, fully paid and non-assessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require the Company to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Company.

                           (b) The Company does not have any subsidiaries, other than the Prairie Subsidiaries. Except as set forth in SCHEDULE 4.3(B), all of the outstanding shares of capital stock (or equivalent equity interests of entities other than corporations) of each of the Prairie Subsidiaries are owned of record and beneficially, directly or indirectly, by the Company. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require any Prairie Subsidiary to issue, sell or otherwise cause to become outstanding any of its capital stock (or equivalent equity interests of entities other than corporations). There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to any Prairie Subsidiary.

                  4.4 NONCONTRAVENTION. Assuming that all consents, approvals, authorizations and permits described in SCHEDULE 4.4 have been obtained and all filings and notifications described in this SECTION 4.4 have been made, neither the execution and delivery of this Agreement, nor the consummation of the Merger or the other transactions contemplated hereby, will (i) violate any Laws to which any of the Acquired Companies is subject, or any provision of the Organizational Documents of any of the Acquired Companies, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any material agreement, contract, lease, license, instrument or other arrangement to which any of the Acquired Companies is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets), and except for the filing of the Certificate of Merger under the DGCL, the pre-merger notification requirements of the HSR Act, none of the Acquired Companies needs to give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental Authority in order for the Company to consummate the transactions contemplated by this Agreement.

                  4.5 BROKERS' FEES. Other than to Goldman, Sachs & Co., none of the Acquired Companies has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

                  4.6 FINANCIAL STATEMENTS. The Company has made available to Parent the following financial statements (collectively, the "FINANCIAL STATEMENTS"): (i) audited consolidated balance sheets and statements of income, stockholders' equity and cash flows as of and for the fiscal years ended December 31, 2006 and December 31, 2005 for the Company (the "AUDITED FINANCIAL STATEMENTS"); and (ii) unaudited consolidated balance sheets and statements of income and cash flows (the "MOST RECENT FINANCIAL STATEMENTS") as of and for the two months ended February 28, 2007 for the Company. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly in all material respects the financial condition of the Company as of such dates and the results of operations of the Company for such periods; PROVIDED, HOWEVER, that the Most Recent Financial Statements are subject to the year-end adjustments described in SCHEDULE 4.6 and lack footnotes and other presentation items.

                  4.7      INTERNAL CONTROLS; UNDISCLOSED LIABILITIES.

                           (a)  To  the   Company's   Knowledge,   the  Acquired
         Companies maintain a system of internal controls that (i) provide reasonable assurance that commitments are made or transactions are executed only in accordance with management's general or specific authorizations, (ii) provide reasonable assurance that access to assets is permitted only in accordance with management's general or specific authorizations, and (iii) include timely and sufficient account reconciliations as well as physical inventories or an adequate cycle-count programs of inventories, with the recording of any differences appropriately to the general ledger. Parent acknowledges and agrees that none of the Acquired Companies is currently, or has at any time in the past, been subject to the internal controls reporting procedures set forth in The Sarbanes-Oxley Act of 2002 and that the representations contained in this SECTION 4.7(A) shall not be deemed breached, nor shall the Company Stockholders be subject to any claim for indemnification for any costs incurred by the Parent or the Acquired Companies following the Closing in connection with obligations with respect to reporting internal controls procedures under applicable provisions of The Sarbanes-Oxley Act of 2002.

                           (b) Other than as set forth on the face of the balance sheet included in the Most Recent Financial Statements, the Acquired Companies do not have any liabilities required under GAAP to be set forth on the face of the balance sheet included in the Most Recent Financial Statements, or to the Company's Knowledge any other liabilities, except for (i) liabilities which have arisen after the date of the Most Recent Financial Statements in the Ordinary Course of Business, (ii) liabilities that will be fully reflected or reserved for in the calculation of Closing Working Capital, or (iii) liabilities otherwise specifically disclosed in this Agreement, including the Schedules hereto.

                  4.8 EVENTS SUBSEQUENT TO MOST RECENT FINANCIAL STATEMENTS. Since the date of the Most Recent Financial Statements except as set forth on
SCHEDULE 4.8 and except as required by this  Agreement,  there has not been any:


                           (a) incident of damage, destruction or loss of any property owned by the Acquired Companies or used in the operation of the Business, whether or not covered by insurance, having a replacement cost or fair market value in excess of $100,000;

                           (b) voluntary or involuntary sale, transfer, surrender, abandonment, waiver, release or other disposition of any kind by any of the Acquired Companies of any right, power, claim, debt, asset or property (having a replacement cost or fair market value in excess of $100,000 in the aggregate), except the sale of inventory and collection of accounts in the Ordinary Course of Business;

                           (c) loan or advance by any of the Acquired Companies to any Person, other than advances to employees for business expenses to be incurred in the Ordinary Course of Business or sales to customers on credit in the Ordinary Course of Business;

                           (d) declaration, setting aside, or payment of any dividend or other distribution in respect of any of the Acquired Companies' equity interests or any direct or indirect redemption, purchase, or other acquisition of such stock, or the payment of principal or interest on any note, bond, debt instrument or debt to any Affiliate of the Acquired Companies;

                           (e) issuance by the Acquired Companies of any notes, bonds, or other debt securities or any equity securities or securities convertible into or exchangeable for any equity securities;

                           (f) cancellation, waiver or release by the Acquired Companies of any debts, rights or claims, except in the Ordinary Course of Business;

                           (g) change in accounting or tax principles, methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) utilized by the Acquired Companies;

                           (h) capital expenditures or commitments therefor by the Acquired Companies in excess of $100,000;

                           (i) adoption, amendment or termination of any Employee Benefit Plan or increase in the benefits provided under any Employee Benefit Plan, or payment of any bonus or profit sharing payments in each case except in the Ordinary Course of Business or as required to comply with applicable Law; or

                           (j)  except  for  salary  increases  in the  Ordinary
         Course of Business and for the hiring of employees in the Ordinary Course of Business, (i) increase in any manner the base compensation of, or enter into any new bonus or incentive agreement or arrangement with, any of its employees, or (ii) new employment, severance, consulting, or other compensation agreement with any of its employees or any other Person.

                  4.9 LEGAL COMPLIANCE. Each of the Acquired Companies is in compliance with all applicable Laws and, to the Company's Knowledge, each of the Acquired Companies has been in compliance with all applicable Laws in all material respects at all times since January 1, 2004.

                  4.10     TAX MATTERS.   Except as set forth on SCHEDULE 4.10:

                           (a) Each Acquired Company has timely filed all Tax Returns for all years and periods and for all jurisdictions (whether federal, state, local or foreign) in which any such Tax Returns were due and all such Tax Returns were complete and correct in all material respects.

                           (b) All Taxes shown on such Tax Returns as due and payable by any Acquired Company have been paid.

                           (c) No Acquired Company has executed or filed with any Governmental Authority (whether federal, state, local or foreign) any agreement or other document extending or having the effect of extending the period for assessment, reassessment or collection of any Taxes, and no power of attorney granted by any Acquired Company with respect to any Taxes is currently in force.

                           (d) No federal, state, local or foreign Tax audits or other administrative proceeding, discussions or court proceedings are presently pending or, to Company's Knowledge, threatened with regard to any material Tax Return of any Acquired Company.

                           (e) The Company is not (and has never been) a "United States real property holding corporation" within the meaning of Code
         Section 897(c).

                           (f) The Company has duly elected to be treated as an S Corporation pursuant to Code Section 1362(a) and the laws of each state in which it does business that allows for S Corporation treatment. This election is currently effective, and no event has occurred that would terminate the Company's S Corporation status (other than the transactions contemplated by this Agreement). No Governmental Authority has challenged the effectiveness of this election. The Company has no potential liability for Taxes under Code Section 1374 (or any similar provision of foreign, state, or local law).

                           (g) This SECTION 4.10 contains the sole and exclusive representations and warranties with respect to any Tax matters relating to the Acquired Companies, including any arising under the Code.

                  4.11     REAL PROPERTY.

                           (a) The Company does not own any real property.

                           (b) SCHEDULE 4.11(B) sets forth the addresses of all Leased Real Property and a list of all Leases. The Company has made available to Parent a copy of each such Lease. Except as set forth in
         SCHEDULE 4.11(B), with respect to each Lease:

                                    (i) such  Lease  is the  valid  and  binding
                  obligation of the Company, enforceable in accordance with its terms subject to bankruptcy, reorganization, receivership and other Laws affecting creditors' rights generally; and

                                    (ii) neither the Company  party thereto nor,
                  to the Company's Knowledge, any other party to such Lease is in default under such Lease.

                  4.12 PERSONAL PROPERTY. Except as set forth on SCHEDULE 4.12 or disposed of since the date of the Most Recent Balance Sheet in the Ordinary Course of Business, the Acquired Companies have good and marketable title to, or a valid leasehold interest in, all material items of tangible personal property reflected on the Most Recent Balance Sheet as owned or leased by such Acquired Company, free and clear of any Liens other than Permitted Liens.

                  4.13     INTELLECTUAL PROPERTY.

                           (a) SCHEDULE 4.13 sets forth a list of all trademark registrations, trademark applications, issued patents and patent applications owned by the any Acquired Company that is material to the operation of the Business. SCHEDULE 4.13 additionally sets forth a list of all license agreements (other than any implied licenses) to which any of the Acquired Companies is a party that are material to the operation of the Business (other than "off the shelf" licenses pursuant to which such Intellectual Property is made available through regular commercial distribution channels on standard terms and conditions). As of the Closing Date, the Acquired Companies own, or validly license or otherwise possess valid rights to use, each item of Intellectual Property that is material to the operation of the Business as conducted on the date hereof, including each item of Intellectual Property that is listed in SCHEDULE 4.13.

                           (b) None of the Acquired Companies has infringed or misappropriated, or is now infringing or misappropriating, the intellectual property rights of any third party; (ii) there is no claim pending or, to the Company's Knowledge, threatened, against any of the Acquired Companies with respect to the alleged infringement or misappropriation by any of the Acquired Companies of any intellectual property rights of any third party; and (iii) to the Company's Knowledge, no third party is infringing or misappropriating the Intellectual Property and no claim against a third party with respect to the alleged infringement or misappropriation of the Intellectual Property is currently pending or threatened. To the Company's Knowledge, the Acquired Companies have taken commercially reasonable steps to protect each item of Intellectual Property that is material to the operation of the Business from infringement or misappropriation.

                  4.14 CONTRACTS. Except as listed or described on SCHEDULE 4.14, as of the date hereof, none of the Acquired Companies is a party to or bound by any written or oral leases, agreements or other contracts ("CONTRACTS") that are of a type described below (such Contracts that are required to be listed on SCHEDULE 4.14 are referred herein to as the "MATERIAL CONTRACTS"):

                           (a) any written or material consulting agreement or employment agreement, and any collective bargaining arrangement with any labor union and any such agreements currently in negotiation or proposed;

                           (b) any Contract  for capital  expenditures   or  the
         acquisition or construction of fixed assets in excess of $100,000;

                           (c) any Contract  for the  purchase,  maintenance  or
         acquisition, or the sale or furnishing of materials, supplies, merchandise, machinery, equipment, parts or other property or services requiring remaining aggregate future payments in excess of $100,000, other than for the purchase or sale of inventory in the Ordinary Course of Business;

                           (d) any Contract relating to the borrowing of money, or the guaranty of another Person's borrowing of money or other obligation, including, without limitation, all notes, mortgages, indentures and other obligations, guarantees of performance, agreements and instruments for or relating to any lending or borrowing;

                           (e) any Contract granting any Person a Lien on all or any part of the material assets of any of the Acquired Companies, other than Permitted Liens or Liens which will be released at the Closing;

                           (f) any Contract under which any of the Acquired Companies is (i) a lessee or sublessee of any machinery, equipment, vehicle or other tangible personal property, or (ii) a lessor of any tangible personal property owned by any of the Acquired Companies, in any single lease under (i) or (ii) having an original value in excess of $100,000;

                           (g) any  Contract  under  which  any of the  Acquired
         Companies has granted or received a license or sublicense or under which it is obligated to pay or has the right to receive a royalty, license fee or similar payment in an amount in excess of $100,000;

                           (h) any Contract which include a non-competition provision, a non-hire or non-solicitation provision, or any other provision that restricts in any material manner the Acquired Companies' conduct of business, other than confidentiality agreements entered into in the Ordinary Course of Business;

                           (i) any Contract with any stockholder of the Company or Affiliate of the Acquired Companies; or

                           (j) any joint venture or partnership Contract.

                  The Company has provided Parent a true and complete copy of each written Material Contract. Except as set forth on SCHEDULE 4.14, each Material Contract is a valid and binding obligation of the applicable Acquired Company party thereto, enforceable in accordance with its terms, subject to bankruptcy, reorganization, receivership and other Laws affecting creditors' rights generally. Except as set forth on SCHEDULE 4.14, neither the applicable Acquired Company party to such Material Contract nor, to the Company's
Knowledge, any other party to such Material Contract is in material breach or default under such Material Contract.

                  On or prior  to the  Closing,  the  agreements  identified  on
SCHEDULE 4.14(I) as terminable at Closing shall be terminated as between the Acquired Companies and the Affiliates party thereto.

                  4.15 LITIGATION. Except as set forth on SCHEDULE 4.15, there are no suits, actions or proceedings pending or, to the Company's Knowledge, threatened, against any of the Acquired Companies, including any such suits, actions or proceedings that would adversely affect the Company's performance under this Agreement or the consummation of the transactions contemplated by this Agreement, nor are any of the Acquired Companies subject to any judgment, order or decree of any Governmental Authority.

                  4.16     EMPLOYEE BENEFITS.

                           (a) SCHEDULE 4.16(A) lists each Employee Benefit Plan that any of the Acquired Companies maintain or to which any of the Acquired Companies contribute on behalf of any employee or former employee of any of the Acquired Companies.

                                    (i) Each  Employee  Benefit  Plan  (and each
                  related trust, insurance contract or fund) has been maintained, funded and administered in accordance with the terms of such Employee Benefit Plan and complies in form and in operation in all material respects with the applicable requirements of ERISA and the Code.

                                    (ii)  All   contributions   (including   all
                  employer contributions and employee salary reduction contributions) that are due have been made to each Employee Benefit Plan that is an Employee Pension Benefit Plan. All premiums or other payments that are due have been paid with respect to each Employee Benefit Plan that is an Employee Welfare Benefit Plan.

                                    (iii)  Each  Employee  Benefit  Plan that is
                  intended to meet the requirements of Code Section 401(a) has received a favorable determination letter from the Internal Revenue Service to the effect that such Employee Benefit Plan meets the requirements of Code Section 401(a).

                           (b)  None  of  the  Acquired   Companies   maintains,
         sponsors or contributes to any Employee Pension Benefit Plan that is subject to Title IV of ERISA or Code Section 412.

                           (c) No Employee Benefit Plan is a Multiemployer Plan. None of the Acquired Companies nor any of their respective ERISA
         Affiliates has (i) at any time during the last three (3) years, contributed to or been obligated to contribute to any Multiemployer Plan or (ii) incurred any withdrawal liability to a Multiemployer Plan that has not been satisfied in full.

                  4.17     ENVIRONMENTAL MATTERS.
         Except as set forth in SCHEDULE 4.17,

                           (a) Each of the Acquired Companies and the Acquired Companies' operation of the Business, including the use, treatment or storage of Hazardous Material by the Acquired Companies, are in compliance with Environmental Requirements and Environmental Permits.

                           (b) Since January 1, 2004, none of the Acquired Companies has received any written notice regarding any actual or alleged violation of Environmental Requirements or any liabilities or potential liabilities relating to any of the Acquired Companies arising under Environmental Requirements or related to Hazardous Materials. The Acquired Companies are not subject to any pending complaints, suits, administrative proceedings, judgments, orders or decrees arising under Environmental Requirements or related to Hazardous Materials
         (collectively, the "ENVIRONMENTAL CLAIMS"), nor to the Company's Knowledge, is an Environmental Claim threatened.

                           (c) SCHEDULE 4.17(C) sets forth a list of all material Licenses held by the Acquired Companies as required under Environmental Requirements to operate the Business during the 12 month period immediately prior to the date hereof (collectively, the "ENVIRONMENTAL PERMITS") and all such Environmental Permits are valid and in good standing.

                           (d) The  Company has  delivered  to Parent and Merger
         Sub  copies  of   environmental   reports  and  documents   related  to
         Environmental Claims in the Company's possession or control.

                           (e) SECTION 4.17 contains the sole and exclusive representations and warranties of the Company with respect to any environmental matters, including, without limitation, any arising under any Environmental Requirements.

                  4.18 INDEBTEDNESS. As of the Closing Date, the Acquired Companies will not have any Indebtedness, other than the 1995 Bonds Amount, the Senior Bank Debt, the Senior Notes and the capital lease obligations of the Acquired Companies.

                  4.19 BANK ACCOUNTS; DIRECTORS AND OFFICERS. SCHEDULE 4.19 includes a list of each bank in which any of the Acquired Companies has an account or safe deposit box and the number of each such account or box. SCHEDULE
4.19 also sets forth a list of the officers and directors of each Acquired Company. No Acquired Company has granted a power of attorney to any Person that is currently in effect.

                  4.20 LICENSES AND PERMITS. SCHEDULE 4.20 sets forth a list of all material notifications, licenses, permits, franchises, certificates, approvals, exemptions, classifications, registrations and other similar documents and authorizations (collectively, the "LICENSES") held by the Acquired Companies and issued by, or submitted by any of the Acquired Companies to, any Governmental Authority or other Person, which constitute all material Licenses used by the Acquired Companies in the conduct of the Business during the 12 month period immediately prior to the date hereof. Each Acquired Company holds the material Licenses which are required for such Acquired Company to operate the Business as presently conducted by it.

                  4.21 LABOR MATTERS. Except as set forth on SCHEDULE 4.21, there is no, and within the last three (3) years, none of the Acquired Companies has experienced any, material strike, picketing, boycott, work stoppage or slowdown or other labor dispute, allegation, charge or complaint of unfair labor practice, employment discrimination or, to the Company's Knowledge, union organizational activity; nor, to the Company's Knowledge, is any such action threatened against any of the Acquired Companies.

                  4.22 INSURANCE POLICIES. The Company has made available to Parent correct and complete copies of all insurance policies, including without limitation, general liability policies, product liability, comprehensive general liability and umbrella insurance policies, property and casualty insurance policies, and directors' and officers' insurance policies, maintained as of the date hereof by the Acquired Companies (the "INSURANCE POLICIES"), together with descriptions of "self-insurance" programs, as set forth on SCHEDULE 4.22. All premiums due with respect to such policies have been paid, and such policies are in full force an effect.

                  4.23 CUSTOMERS AND SUPPLIERS. SCHEDULE 4.23 sets forth a list of the Acquired Companies' top ten (10) customers and suppliers as of December 31, 2006 (determined by the amount of total sales or purchases, as applicable). Except as set forth on SCHEDULE 4.23, to the Company's Knowledge, there are no material unresolved disputes with any such customer or supplier, and to the Company's Knowledge, no such customer or supplier has indicated in writing to the Company that it intends to materially reduce the level of its purchases from or sales to the Acquired Companies, or materially change in a way adverse to the Acquired Companies the terms of business it conducts with the Acquired Companies, other than pricing changes in accordance with contractual terms or in the Ordinary Course of Business. The e-mails and other correspondence listed on
SCHEDULE 4.23 ("CUSTOMER CORRESPONDENCE") have been supplied by the Company to the Parent and constitute true and complete copies of such Customer Correspondence. To the Knowledge of the Company, the Company has no information as of the Effective Time to indicate that statements made in the Customer Correspondence were not or are no longer correct or were or are misleading in light of later correspondence. Nothing in the representations made in this
SECTION 4.23 shall be deemed to be a representation or guaranty of future sales to any customer.

                  4.24 TITLE AND SUFFICIENCY OF ASSETS. Other than assets disposed of since the date of the Most Recent Balance Sheet, the Acquired Companies have good and marketable title to all assets reflected on the Most Recent Balance Sheet, subject to no Liens other than Permitted Liens, and other than assets used pursuant to valid Leases or licenses of Intellectual Property, such assets constitute all of the assets used in Business. The tangible assets of the Acquired Companies are in a condition to allow in all material respects the continued conduct of the Business after Closing as is currently conducted.

                                    ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

                  Parent and Merger Sub represent and warrant to the Company as follows:

                  5.1 ORGANIZATION OF PARENT AND MERGER SUB. Each of Parent and Merger Sub is a corporation, validly existing and in good standing under the Laws of the jurisdiction of its incorporation.

                  5.2 OWNERSHIP OF MERGER SUB; NO PRIOR ACTIVITIES. Merger Sub is a direct, wholly-owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no business activity other than as contemplated by this Agreement. Except for obligations or liabilities incurred in connection with the transactions contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or Affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

                  5.3 AUTHORIZATION; ENFORCEABILITY. Each of Parent and Merger Sub has requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent and Merger Sub and no stockholder votes are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated hereby, other than the filing and recordation of the Certificate of Merger. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other Parties hereto, constitutes the valid and legally binding obligation of Parent and Merger Sub, enforceable in accordance with its terms and conditions, subject to Laws of general application relating to public policy, bankruptcy, insolvency and the relief of debtors and rules of Law governing specific performance, injunctive relief and other equitable remedies.

                  5.4 NONCONTRAVENTION. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any Laws to which Parent or Merger Sub is subject or any provision of its Organizational Documents, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Parent or Merger Sub is a party or by which it is bound or to which any of its assets is subject. Except for the filing of the Certificate of Merger under the DGCL, the pre-merger notification requirements of the HSR Act and foreign antitrust and competition law filings listed on SCHEDULE 4.4, neither Parent nor Merger Sub needs to give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental Authority in order for the parties to consummate the transactions contemplated by this Agreement.

                  5.5 BROKERS' FEES. Other than as will be paid by Parent, neither Parent nor Merger Sub has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

                  5.6 LITIGATION. There are no actions, suits, claims or legal, administrative or arbitratorial proceedings pending against, or threatened against, Parent or Merger Sub that would adversely affect Parent's or Merger Sub's performance under this Agreement or the consummation of the transactions contemplated by this Agreement.

                  5.7 FINANCING. Parent will have, on the Closing Date, sufficient immediately available funds, in cash, to fund the Merger Consideration, the Senior Bank Debt Payoff Amount, the Senior Notes Amount and the Company Stockholder Transaction Expenses to be paid at the Closing without any third party consent or approval.

                  5.8 INVESTMENT REPRESENTATION. Parent is acquiring the Common Shares for its own account with the present intention of holding such securities for investment purposes and not with a view to or for sale in connection with any public distribution of such securities in violation of any federal or state securities Laws. Parent is an "accredited investor" as defined in Regulation D promulgated by the Securities and Exchange Commission under the Securities Act. Parent acknowledges that it is informed as to the risks of the transactions contemplated hereby and of ownership of the Common Shares. Parent acknowledges that the Common Shares have not been registered under the Securities Act or the Exchange Act or any state or foreign securities Laws and that the Common Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such sale, transfer, offer, pledge, hypothecation or other disposition is pursuant to the terms of an effective registration statement under the Securities Act and are registered under any applicable state or foreign securities Laws or pursuant to an exemption from registration under the Securities Act or the Exchange Act and any applicable state or foreign securities Laws.

                  5.9 NO KNOWLEDGE OF BREACHES. Parent represent and warrants that Parent does not have any Knowledge that any of the representations or warranties in this Agreement are not, as of the date hereof, true in all material respects. This representation shall not be deemed remade as of the Closing pursuant to SECTION 8.3(A), so that the certification made by Parent and Merger Sub pursuant to such section shall be a recertification only that this representation was true as of the date hereof. For purposes of this SECTION 5.9, Knowledge of the Parent shall be deemed to be Knowledge of Richard L. Wambold, Gregory A. Hanson, Joseph E. Doyle, Peter Lazaredes and Wayne Grant.

                                   ARTICLE VI
                      PRE-CLOSING COVENANTS OF THE COMPANY

                  6.1 CONDUCT OF BUSINESS. Except as contemplated by this Agreement, set forth on SCHEDULE 6.1 or as otherwise consented to in writing by Parent (which such consent may not be unreasonably withheld, conditioned or delayed), from the date hereof through the Closing, the Company, covenants and agrees that:

                           (a) Except for  recruitment of new employees,  salary
         increases or the introduction of new or modifications to employee benefit arrangements consistent with the Ordinary Course of Business, the Company shall not permit any Acquired Company to (i) increase in any manner the base compensation of, or enter into any new bonus or incentive agreement or arrangement with, any of its employees, (ii) enter into any new employment, severance, consulting, or other compensation agreement with any of its existing employees or any other Person, (iii) amend or enter into a new Employee Benefit Plan (except as required by Law), or (iv) make or agree to make any bonus or profit sharing payments to any employee or any other Person.

                           (b) Subject to the terms and conditions of this Agreement, the Company shall cause each of the Acquired Companies to use Best Efforts to keep available the services of its present employees and preserve the goodwill, reputation and present relationships of the Business with suppliers, customers, licensors and others having business relations with any of the Acquired Companies, and will not enter any Contracts that would be a Material Contract other than in the Ordinary Course of Business.

                           (c) The Company shall cause each of the Acquired Companies to use Best Efforts to conduct the Business in all material respects according to its Ordinary Course of Business in substantially the same manner as heretofore conducted.

                           (d) The Company shall not, and shall not permit any Acquired Company to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of capital stock of any class or other equity interests of, or any securities convertible into, or any rights, warrants, calls, subscriptions or options to acquire, any such shares, equity interests, or convertible securities.

                           (e) The Company shall not, and shall not permit any Acquired Company to, amend its Organizational Documents.

                           (f) The Company shall not, and shall not permit any Acquired Company to, sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any of its assets other than in the Ordinary Course of Business.

                           (g) The Company will use reasonable efforts to continue the capital expenditure projects identified on SCHEDULE 6.1(G) in the Ordinary Course of Business and with respect to which the Company currently anticipates spending approximately $5,000,000 in each of April, 2007 and May 2007.

                           Notwithstanding the foregoing, the Company's covenants and agreements set forth in paragraphs (b) and (c) of this
         SECTION 6.1 shall not be breached or deemed violated in the event that any supplier, customer, licensor and other Person having a business relationship with any of the Acquired Companies terminates or discontinues its business relationship with an Acquired Company (or otherwise conditions the continuation of its business relationship with an Acquired Company, including receipt of any payment or pricing or other contractual concessions) as a result of the announcement or performance of this Agreement or the transactions contemplated by this Agreement.

                  6.2 FILINGS; CONSENTS; ETC. The Company shall use Best Efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable in compliance with applicable Laws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated hereby. Without limiting the generality of the foregoing, the Company shall give all notices, make all required filings with or applications to Governmental Authorities, and use Best Efforts to obtain all
Consents  of all  third  parties,  including  Governmental  Authorities  and all
Consents listed on SCHEDULE 4.4, necessary for the parties to consummate the transactions contemplated hereby. The Company shall reasonably cooperate with Parent in connection with any financing sought by Parent related to the Merger, including providing reasonable access to the books and records, officers, agents, and other representatives of the Company, providing customary certifications to placement agents or auditors, and authorizing and requesting the Company's accountants to provide any customary "comfort" letters or to otherwise cooperate in connection with such financing. In addition, the Company agrees to use Best Efforts to (a) oppose, lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, and (b) cause the conditions set forth in SECTION 8.1 and SECTION 8.2 to be satisfied and to consummate the transactions contemplated hereby. In addition to and without limitation of the foregoing, the Company undertakes and agrees to file as soon as practicable, and in any event not later than the tenth Business Day after the date hereof, a Notification and Report Form under the HSR Act with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice, and shall pay 50% of the filing fee in connection therewith. Furthermore, notwithstanding any provisions of this Agreement to the contrary, the Company shall cooperate with Parent in connection with any actions by Parent to avoid or eliminate any impediment under any antitrust, competition, or trade regulation law that may be asserted by any Governmental Authority with respect to the Agreement so as to make effective as promptly as practicable the transactions and to avoid any suit or proceeding that would otherwise have the effect of preventing or delaying the Closing beyond the Termination Date. The Company shall (i) promptly notify Parent of any written communication to the Company or its Affiliates from any Governmental Authority and, subject to applicable Law, permit Parent to review in advance any proposed written communication to any of the foregoing (and consider in good faith the views of the other party in connection therewith); (ii) not agree to participate, or to permit its Affiliates to participate, in any substantive meeting or discussion with any Governmental Authority in respect of any filings, investigation or inquiry concerning this Agreement unless it consults with Parent in advance and, to the extent permitted by such Governmental Authority, gives Parent the opportunity to attend and participate thereat; and (iii) furnish Parent with copies of all correspondence, filings, and communications (and memoranda setting forth the substance thereof) between it and its Affiliates and its respective representatives on the one hand, and any Governmental Authority or members of their respective staffs on the other hand, with respect to this Agreement.

                  6.3 EXCLUSIVITY. During the period from the date of this Agreement through the Closing or the earlier termination of this Agreement pursuant to ARTICLE XII hereof, the Company shall not take, and shall cause the Prairie Subsidiaries not to take, or permit any other Person on its behalf to take any action to encourage, initiate or engage in discussions or negotiations with, or provide any information to, any Person (other than Parent and Parent's representatives) concerning any merger or recapitalization involving the Acquired Companies, sale of Common Shares or other securities of the Acquired Companies, , any sale of all or substantially all of the assets of the Acquired Companies or similar transaction involving the Acquired Companies (other than assets sold in the Ordinary Course of Business). The Company shall, and shall cause the Acquired Companies and their officers, directors, agents and representatives to, terminate any and all negotiations or discussions with any third party regarding any proposal concerning any merger or recapitalization involving the Acquired Companies, sale of Common Shares, any sale of all or substantially all the assets of the Acquired Companies or other similar transaction, and will promptly notify Parent (including the name of the party making the inquiry and the general terms of such inquiry) of any inquiry or contact made by any third person with respect to any such transaction.

                  6.4 PUBLICITY. The Company shall not, and shall not permit any of its representatives to, issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written consent of Parent (which consent shall not be unreasonably withheld); PROVIDED, HOWEVER, that the foregoing shall not restrict or prohibit the Company from making any announcement to its employees, customers and suppliers to the extent the Company reasonably determines in good faith that such announcement is necessary or advisable.

                  6.5   ACCESS.   The  Company   will  permit   Parent  and  its
representatives (including legal counsel and accountants) to have, upon prior notice, reasonable access during normal business hours and under reasonable circumstances, and in a manner so as not to interfere with the normal business operations of the Acquired Companies, to the premises, management, books, records (including tax records), contracts and documents of or pertaining to the Acquired Companies. Neither Parent nor any of its representatives shall contact any employee, customer, supplier or landlord of any of the Acquired Companies without the prior consent of a Representative, not to be unreasonably withheld, conditioned or delayed. Parent shall comply with, and shall cause its representatives to comply with, all of their obligations under the Confidentiality Agreement with respect to the information disclosed pursuant to this SECTION 6.6, which agreement will remain in full force and effect.

                  6.6 FINANCIAL STATEMENTS. Within 25 days after the end of each month, the Company shall provide to Parent copies of financial statements for the Acquired Companies as of the previous month-end, consisting of an income statement, balance sheet and cash flow statement and the monthly management package, in the form prepared by the Company in the Ordinary Course of Business.

                  6.7 ENVIRONMENTAL MATTERS. The Company shall (i) prior to Closing, complete installation of the emissions capture and control equipment at the Company's facility located at its 460 Gibraltar Drive in Bolingbrook, Illinois (the "BOLINGBROOK FACILITY") required to meet the capture and control requirements of the Environmental Permits for the Bolingbrook Facility, and complete its engineering evaluation of such equipment such that it believes that the equipment is sufficient to meet the capture and control requirements of the Environmental Permits for the Bolingbrook Facility, and (ii) after such equipment is installed and such evaluation is complete, complete all required compliance testing for the Bolingbrook Facility with the Illinois Environmental Protection Agency and take any necessary corrective measures to comply with all Environmental Requirements related to such capture and control requirements. All evaluation and test results shall be provided to Parent. In addition, prior to the Closing, the Company shall timely file the 2006 Emission Report for the Bolingbrook Facility with the Illinois Environmental Protection Agency.

                  6.8 LEASE OBLIGATIONS; UCC FILINGS. Prior to the Closing, the Company shall use its Best Efforts to (i) pay the deferred and unpaid balance of the purchase price obligations arising under those certain capital leases listed on SCHEDULE 1.1(b) and the Implied Purchase Price of the operating leases listed on SCHEDULE 1.1(B) and (ii) otherwise obtain title to the property and equipment subject to such leases in the Company's name. The Company shall use its Best Efforts to have all Uniform Commercial Code filings naming any Acquired Company as debtor released prior to the Closing, other than those filings related to or evidencing Permitted Liens.

                  6.9 DEFERRED COMPENSATION PLAN. Prior to the Closing, the Company and the Board of Directors of the Company shall take such action as is necessary to amend the Prairie Packaging, Inc. Deferred Compensation Plan effective December 1, 1998 (as amended or revised, the "DEFERRED COMPENSATION PLAN"), such that immediately prior to the Effective Time all participants in the Deferred Compensation Plan shall become fully vested in their respective accounts. Further, the Company and the Board of Directors of the Company shall take such action as is necessary to terminate the Deferred Compensation Plan, effective immediately prior to the Effective Time, and in connection with such termination provide that the account balances shall be paid in full to the individual participants. Any amounts paid to participants in the Deferred Compensation Plan shall be considered Company Stockholder Expenses hereunder.

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                                   ARTICLE VII

                               COVENANTS OF PARENT

                  7.1 FILINGS; CONSENTS; ETC. Parent shall use Best Efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable in compliance with applicable Laws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated hereby. Without limiting the generality of the foregoing, Parent shall give all notices, make all required filings with or applications to governmental bodies and other regulatory authorities, and use Best Efforts to obtain all Consents of all third parties, including Governmental Authorities, necessary for the parties to consummate the transactions contemplated herein. In addition, Parent agrees to use Best Efforts to cooperate with the Company in connection with the foregoing, including using Best Efforts to (a) oppose, lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, and (b) to cause the conditions set forth in
SECTION 8.1 and SECTION 8.3 to be satisfied and to consummate the transactions contemplated herein. In addition to and without limitation of the foregoing, Parent undertakes and agrees to file as soon as practicable, and in any event not later than the tenth Business Day after the date hereof, a Notification and Report Form under the HSR Act with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice, and shall pay 50% of the filing fee in connection therewith. Parent shall (i) respond as promptly as practicable to any inquiries or requests received from any Governmental Authority for additional information or documentation, and (ii) not extend any waiting period under the HSR Act or enter into any agreement with any Governmental Authority not to consummate the Merger, except with the prior consent of the Representatives hereto (which shall not be unreasonably withheld or delayed). Parent shall (i) promptly notify the Representatives of any written communication to Parent or its Affiliates from any Governmental Authority and, subject to applicable Law, permit the Representatives to review in advance any proposed written communication to any of the foregoing (and consider in good faith the views of the other party in connection therewith); (ii) not agree to participate, or to permit its Affiliates to participate, in any substantive meeting or discussion with any Governmental Authority in respect of any filings, investigation or inquiry concerning this Agreement unless it consults with the Representatives in advance and, to the extent permitted by such Governmental Authority, gives the Representatives the opportunity to attend and participate thereat; and (iii) furnish the Representatives with copies of all correspondence, filings, and communications (and memoranda setting forth the substance thereof) between it and its Affiliates and its respective representatives on the one hand, and any Governmental Authority or members of their respective staffs on the other hand, with respect to this Agreement.

                  7.2 PUBLICITY. Parent shall not, and shall not permit any of its representatives to, issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written consent of the Company; PROVIDED, HOWEVER, that the foregoing shall not restrict or prohibit Parent from issuing any press release or making any pubic announcement that it reasonably determines it is required to issue or make in order to comply with any applicable Law, including applicable securities Laws; PROVIDED that Parent shall provide the Company with an opportunity to review and comment upon, and shall consider in good faith the Company's comments with respect to, any such press releases prior to their issuance or release; and
PROVIDED, FURTHER, that Parent shall not, without the consent of the Representatives disclose the identity of the Company Stockholders in connection with any such press release or public announcement.

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

                  7.3 IRB LETTER OF CREDIT. Parent shall take such actions as is necessary to cause the LaSalle Bank National Association, as the issuing bank of the IRB Letter of Credit, to permit such IRB Letter of Credit to remain issued and outstanding in support of the 1995 Bonds notwithstanding the Company's payment of the Senior Bank Debt Amount and termination of the facilities and agreements relating to the Senior Bank Debt.

                                  ARTICLE VIII

                      CONDITIONS PRECEDENT TO THE CLOSING

                  8.1 CONDITIONS PRECEDENT TO EACH PARTY'S OBLIGATIONS. The respective obligations of each Party to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived in writing at the option of the affected Party:

                           (a) NO LEGAL PROHIBITION. No statute, rule, regulation, ruling, consent, decree, judgment, injunction or order shall be enacted, promulgated, entered or enforced by any court or Governmental Authority which would prohibit the consummation by such Party of the transactions contemplated hereby.

                           (b) NO INJUNCTION. Such Party shall not be prohibited by any order, ruling, consent, decree, judgment or injunction of a court or regulatory agency of competent jurisdiction from consummating the transactions contemplated hereby.

                           (c) HSR ACT. The applicable waiting period, together with any extensions thereof, under the HSR Act shall have expired or been terminated.

                  8.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived in writing at the option of Parent:

                           (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF COVENANTS. Except as expressly contemplated by this Agreement, the representations and warranties of the Company contained in this Agreement (without giving effect to any "materiality" or Material Adverse Effect qualification or exception contained therein) shall be true and correct as of the Closing with the same force and effect as though made on and as of the Closing (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be accurate as of such date or with respect to such period), except where the failure of such representations and warranties to be so true and correct does not have, and is not likely to have, individually or in the aggregate, a Material Adverse Effect on the Acquired Companies. The Company shall have performed and complied with, in all material respects, all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing. Parent shall receive at the Closing a certificate from the Company, dated as of the Closing Date and executed by the Company, certifying its fulfillment of the conditions set forth in this SECTION 8.2(A).

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

                           (b) NO MATERIAL ADVERSE CHANGE. No event or events shall have occurred since the date of this Agreement which individually or in the aggregate constitutes a Material Adverse Change.

                           (c) PAYOFF LETTER. The Company shall have received a payoff letter reasonably satisfactory to Parent duly executed by the agent under the Senior Bank Debt indicating that upon payment of the Senior Bank Debt Payoff Amount specified in such payoff letter, all outstanding obligations of the Acquired Companies arising under or related to the Senior Bank Debt shall be repaid and extinguished in full and that upon receipt of such amount such Person shall release its Liens and other security interests in, and agree to deliver Uniform Commercial Code Termination Statements and such other documents or endorsements necessary to release of record its Liens and other security interest in, the assets and properties of the Acquired Companies.

                           (d) REDEMPTION AGREEMENTS. The Company shall have received a redemption agreement reasonably satisfactory to Parent duly executed by each holder of Senior Notes indicating that upon payment of the Senior Notes Amount specified in such redemption agreement, all outstanding obligations of the Acquired Companies to such holder arising under or related to the Senior Notes shall be repaid and extinguished in full and that upon receipt of such amount such Senior Notes shall be redeemed in full.

                           (e)   CONSENTS.   The  Company  shall  have  received
         evidence  that all third party  consents  or  approvals  identified  on
         SCHEDULE 8.2(E) have been obtained by the Company.

                           (f) ESCROW AGREEMENT. The Escrow Agent and the Representatives shall have executed and delivered the Escrow Agreement.

                  8.3 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY. The obligations of the Company under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all the following conditions, any one or more of which may be waived in writing at the option of the Representatives:

                           (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF COVENANTS. Except as expressly contemplated by this Agreement, the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects as of the Closing with the same force and effect as though made on and as of the Closing. Parent and Merger Sub shall have performed and complied with, in all material respects, all covenants and agreements required by this Agreement to be performed or complied with by Parent and Merger Sub on or prior to the Closing. The Representatives shall receive at the Closing a certificate dated as of the Closing Date and validly executed on behalf of Parent and Merger Sub by an executive officer of Parent and Merger Sub, certifying the fulfillment of the conditions set forth in this SECTION 8.3(A).

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

                           (b) ESCROW AGREEMENT. The Escrow Agent and Parent shall have executed and delivered the Escrow Agreement.

                                   ARTICLE IX

                                     CLOSING

                  9.1 DELIVERIES BY THE COMPANY. At the Closing, the Company shall deliver or cause to be delivered to Parent:

                           (a) MINUTE BOOKS. All of the minute books, stock ledgers and similar corporate records, and corporate seals of each of the Acquired Companies;

                           (b) RESOLUTIONS. A copy of the resolutions of the Board of Directors of the Company certified by its Secretary as having been duly and validly adopted and as being in full force and effect, authorizing execution and delivery of this Agreement and performance by the Company of the transactions contemplated hereby, and a copy of the minutes, consent, or other proceedings evidencing the Requisite Stockholder Approval, certified by its Secretary as having been duly and validly adopted and as being in full force and effect;

                           (c) CERTIFICATE. The certificate required by SECTION 8.2(A);

                           (d) RESIGNATIONS. Resignations effective as of the Closing Date of those directors and officers of the Acquired Companies as Parent may request to resign;

                           (e) GOOD STANDING CERTIFICATES. Certificates of good standing (or foreign law equivalent), dated not more than ten (10) days prior to the Closing Date, with respect to each of the Acquired Companies issued by the Secretary of State (or foreign law equivalent), of the respective jurisdiction of incorporation or formation and, in the case of the Company, Illinois and North Carolina;

                           (f) CORPORATE DOCUMENTS. Copies of the Organizational Documents of each of the Acquired Companies certified by the Secretary of State (or foreign law equivalent), of the respective jurisdiction of incorporation or formation;

                           (g) ESCROW AGREEMENT. The Escrow Agreement executed by the Representatives;

                           (h) FIRPTA CERTIFICATE. A certificate duly completed and executed pursuant to Sections 1.897-2(h) and 1.1445-2(c) of the Treasury Regulation, certifying that the shares of the Company are not United States real property interests within the meaning of Section 897(c) of the Code;

                           (i) Non-competition agreements from such individuals and in such form attached hereto as EXHIBIT D; and

                           (j) OPINION. The opinion of Winston & Strawn LLP, counsel to the Acquired Companies, addressing the matters set forth on
         SCHEDULE 9.1(I).

                  9.2 DELIVERIES BY PARENT AND MERGER SUB. Parent will deliver or cause to be delivered to the Representatives:

                           (a) MERGER CONSIDERATION. Payment of the Merger Consideration as provided in SECTION 3.1(C);

                           (b) CERTIFICATE. The certificate required by SECTION 8.3(A);

                           (c) BOARD RESOLUTIONS. A copy of the resolutions of the Board of Directors of Parent and Merger Sub, certified by its Secretary as having been duly and validly adopted and as being in full force and effect, authorizing execution and delivery of this Agreement and performance by Parent and Merger Sub of the transactions contemplated hereby;

                           (d) GOOD STANDING CERTIFICATE. Certificate of good standing, dated not more than ten days prior to the Closing Date, with respect to Parent and Merger Sub, issued by the Secretary of State of the State Delaware;

                           (e) ESCROW AGREEMENT. The Escrow Agreement executed by Parent; and

                           (f) STANDBY LETTER OF CREDIT. An unconditional, standby letter of credit securing the payment when due of any unpaid principal and interest of the Closing Note from a U.S. financial institution acceptable to the Representatives and in a form reasonably acceptable to the Representatives (the "STANDBY LETTER OF CREDIT"), the cost of which will be borne by the Parent.

                                    ARTICLE X

                             POST CLOSING COVENANTS

                  10.1     TAX COVENANTS.

                           (a) The Representatives shall prepare the IRS Form 1120S (and any comparable form for state and local Tax purposes and any related information returns) of the Company for any year ending on or before the Closing Date (collectively, the "S CORPORATION RETURNS"). At least thirty (30) days prior to the due date of an S Corporation Return (after applicable extensions), the Representatives shall deliver to Parent a copy of such S Corporation Return and Parent shall cause the Company to timely file such S Corporation Return in accordance with applicable procedures.

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

                           (b) Parent shall cause the Acquired Companies to prepare and timely file all Tax Returns of any Acquired Company due on or after the Closing Date that relate to periods ending on or before the Closing Date or any Straddle Period (other than S Corporation Returns) and such Tax Returns shall be prepared in a manner that is strictly consistent with practices, procedures, and accounting methods of the Acquired Company in existence prior to the Closing Date. Parent shall not, and shall not allow any Acquired Company, to amend, modify, or otherwise change any Tax Return (or file a claim for refund for Taxes) that relates to any period ending on or before the Closing Date or take any action to extend or toll the applicable statute of limitations with respect to any Tax Return for a period ending on or before the Closing Date, in each case, without the prior written permission of the Representatives (which consent shall not be unreasonably withheld or delayed).

                           (c) For purposes of determining the accrual for Taxes for purposes of computing the Closing Working Capital, Taxes (other than Transfer Taxes and Taxes resulting from the Section 338(h)(10) Election), which, in each case, shall be treated as occurring in a period beginning after the Closing Date) with respect to any Straddle Period shall be allocated to the portion of such period ending on the Closing Date using the following conventions: (A) in the case of Income Taxes or other Taxes resulting from, or imposed on, sales, receipts, uses, transfers or assignments of property or other assets, or payments to other persons (including, without limitation, wages), the amount allocated to the portion of the Straddle Period ending on the Closing Date shall be the amount of Taxes payable for such portion of the period determined assuming the Acquired Company filed a separate Tax Return solely for the portion of the Straddle Period ending on the Closing Date; and (B) in the case of all other Taxes, the amount allocated to the portion of the Straddle Period ending on the Closing Date shall equal to the amount of Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of calendar days in the portion of the Straddle Period ending on the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period.

                           (d) If any Governmental Authority issues to Parent or
         any Acquired Company (i) a written notice of its intent to audit, examine or conduct another proceeding with respect to Taxes or Tax Returns of such Acquired Company for periods beginning on or prior to the Closing Date; (ii) a written notice of deficiency, a written notice of reassessment, a written proposed adjustment, a written assertion of claim or written demand concerning Taxes or Tax Returns of a Acquired Company for periods beginning on or prior to the Closing Date; or (iii) a written notice of deficiency, a written notice of reassessment, a written proposed adjustment, a written assertion of claim, a written demand, or a request for information during the course of any audit or other proceeding that challenges or relates to the status of the Company as an S corporation pursuant to Section 1362 of the Code or laws of any state or the adverse determination of the issue being raised could otherwise result in any Acquired Company incurring any Taxes for which the Company Stockholders are liable under this Agreement (collectively, a "TAX CLAIM"), Parent or the Company shall notify the Representatives of its receipt of such communication from the Governmental Authority within ten (10) Business Days after receiving such notice. Parent shall not, and shall not allow any Acquired Company to, settle or otherwise resolve any Tax Claim that would result in the Company Stockholders indemnifying a Parent Indemnified Party for any resulting Taxes without the prior written approval of the Representatives (which shall not be unreasonably withheld or delayed). The applicable Acquired Company shall, at its own expense and in good faith, control the contest of any Tax Claim (a "TAX CONTEST"); PROVIDED, HOWEVER, the Representatives, at Company Stockholders' sole cost and expense, shall in good faith control the Tax Contest relating to an S Corporation Return, the status of the Company as an S corporation or the imposition of the Illinois Personal Property Replacement Tax or the New Jersey Income Taxes on any Acquired Company and shall have the right to participate, at the Company Stockholders' sole cost and expense, in any other Tax Contest. Parent shall cause the applicable Acquired Company to execute any power of attorney or other document that the Representatives reasonably believe is necessary to permit the Representatives to control or participate in a Tax Contest. If during the course of any Tax Contest, the Representatives wish to settle or otherwise resolve such Tax Contest (or any issue relating thereto) on terms acceptable to the Governmental Authority, Parent shall cause the applicable Acquired Company to settle such Tax Contest (or issue) on such terms provided that such settlement does not result in a Parent Indemnified Party incurring any material Taxes that the Company Stockholders are not required to fully indemnify such Parent Indemnified Party for under this Agreement.

                           (e) All refunds (whether in the form of a direct payment or as an offset to Taxes payable) for Taxes for periods (or portions thereof) ending on or before the Closing Date (to the extent not included in the final determination of the Closing Working Capital) shall be property of the Company Stockholders. To the extent that any Acquired Company (or any Affiliate) receives a refund that is property of the Company Stockholders (whether as a direct payment or an offset to Taxes payable), Parent or the applicable Acquired Company shall promptly pay (and, in no event, less than ten (10) days after receipt of such refund or filing of the Tax Return which reduces the amount of Taxes payable), the amount of such refund (plus related interest) to the Representatives for disbursement to the Company Stockholders. Parent shall, and shall cause each Acquired Company to cooperate with the Representatives (including filing amended Tax Returns or claims for refunds) to obtain any refunds or any Tax benefits that would give rise to payments to the Company Stockholders under this SECTION 10.1(E).

                           (f) Parent and the Representatives shall provide, and
         Parent shall cause the Acquired Companies to provide, each other with such assistance as may reasonably be requested by the other in connection with the preparation of any Tax Return, any audit or other examination by any Governmental Authority, or any judicial or administrative proceedings relating to Taxes or Tax Returns of any Acquired Company. Such assistance shall include making employees available on a mutually convenient basis to provide additional information or explanation of material provided hereunder and shall include providing copies of relevant Tax Returns and supporting material. Parent shall cause the Acquired Companies to retain for the full period of any statute of limitations and provide the Representatives with any records or information which may be relevant to any Tax Returns or Taxes for any period (or portion of any Straddle Period) ending on or prior to the Closing Date.

                           (g) All federal, state, local, foreign transfer, documentary stamp, registration, sales, use or similar Taxes, fees, or expenses applicable to, imposed upon or arising out of the Merger or any other transaction contemplated by this Agreement ("TRANSFER TAXES") shall be paid by Parent. For the avoidance of doubt, Transfer Taxes shall not include any Illinois Personal Property Replacement Taxes. To the extent that any Company Stockholders incurs any Transfer Tax as a result of the transactions contemplated by this Agreement, Parent shall indemnify and hold the Company Stockholders harmless from such Transfer Taxes.

                           (h) For all relevant Tax purposes, all indemnification payments under this Agreement shall be treated as adjustments to the Merger Consideration. For all relevant Tax purposes, the Escrow Amount shall be treated as assets of Parent and Parent shall pay all Taxes on any interest or other income earned with respect to the Escrow Amount until such funds are distributed in accordance with the Escrow Agreement.

                  10.2     SECTION 338(H)(10) ELECTION.

                           (a) Parent and the Representatives, on behalf of the Company Stockholders, agree to join, in an appropriate and timely manner, to make election under Section 338(h)(10) of the Code and any corresponding election permitted under any local, state or foreign jurisdiction (collectively, the "SECTION 338(H)(10) ELECTION") with respect to Parent's acquisition of the Company. The Representatives agree to cooperate with Parent to take all actions necessary or appropriate to effect and preserve the Section 338(h)(10) Election.

                           (b) At the Closing, the Representatives shall deliver to Parent an IRS Form 8023 (in a form that is initially prepared by Parent and reasonably acceptable to the Representatives) executed by each relevant Company Stockholder with respect to Parent's acquisition of the Company. Parent shall execute such IRS Form 8023 and cause such form to be timely filed with the Internal Revenue Service and Parent shall deliver to the Representatives a copy of the fully executed IRS Form 8023 as filed with the Internal Revenue Service accompanied by a certification that such form has been timely filed.

                           (c)   Within   thirty   (30)   days   of  the   final
         determination of the Closing Statement, Parent shall provide to the Representatives a schedule allocating the Merger Consideration (and relevant liabilities of the Acquired Companies) among the assets of the Acquired Companies (the "PURCHASE PRICE ALLOCATION SCHEDULE"). The Purchase Price Allocation Schedule will be prepared in accordance with the applicable provisions of the Code and consistent with the methodologies set forth on SCHEDULE 10.2(C). The Representatives shall have forty-five (45) days to review and approve the Purchase Price Allocation Schedule (which approval shall not be unreasonably withheld). If the Representatives dispute any portion of the Purchase Price Allocation Schedule, the parties shall resolve such dispute (including the sharing of costs) in the same manner in which a dispute regarding the Closing Statement is resolved in accordance with the provisions of SECTION 3.3(B). Parent and the Representatives agree to report, and cause the Company and each other Acquired Company to report, the transactions resulting from the Section 338(h)(10) Election consistently with the Purchase Price Allocation Schedule as finally determined under this SECTION 10.2(C) (including for purposes of preparing and filing the IRS Form 8883). The parties hereto shall make appropriate adjustments to the allocations on the Purchase Price
         Allocation Schedule to reflect any adjustments to the Merger Consideration.

                           (d) Notwithstanding any other provision of this Agreement, no Company Stockholder shall be responsible for any Taxes of any Acquired Company that results from the Section 338(h)(10) Election (other than Taxes resulting from a breach of a representation and warranty included in SECTION 4.10(F) and Illinois Personal Property Replacement Taxes and North Carolina Composite Income Taxes and New Jersey Income Taxes in accordance with ARTICLE XI). For the avoidance of doubt, this SECTION 10.2(D) shall not affect or reduce the ability of the Representatives or Parent to withhold appropriate Taxes from the Merger Consideration under SECTION 3.7.

                  10.3 FURTHER ASSURANCES. At any time or from time to time up to one (1) year after the Closing, each of the Parties hereto shall, at the request of the other Party hereto and at such requesting Party's expense, execute and deliver any further instruments or documents and take all such further actions as are reasonably requested of it in order to consummate and make effective the transactions contemplated by this Agreement.

                  10.4     DIRECTOR AND OFFICER LIABILITY AND INDEMNIFICATION.

                           (a) For a period of six (6) years after the  Closing,
         Parent shall not, and shall not permit any of the Acquired Companies to, amend, alter, repeal or modify any provision in any of the Acquired Companies' Organizational Documents relating to the exculpation or indemnification of any officers and directors in any way that diminishes or adversely affects the indemnification or exculpations provided therein (unless required by Law), it being the intent of the Parties that the officers and directors of any of the Acquired Companies who were officers and directors prior to the Closing shall continue to be entitled to such exculpation and indemnification to the full extent provided for under applicable Law.

                           (b) For a period of six (6) years after the Closing, Parent shall, or shall cause each of the Acquired Companies to, maintain director and officer and employment practices liability insurance which insurance shall provide coverage for the individuals who were officers and directors of the Acquired Companies prior to the Closing comparable to the policy or policies maintained by the Acquired Companies immediately prior to the Closing as set forth on SCHEDULE 4.22, and with comparable insurance companies, for the benefit of such individuals.

                           (c) In the event Parent, the Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, then and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Company, as the case may be, shall assume the obligations set forth in this SECTION 10.4. The provisions of this SECTION 10.4 shall survive the consummation of the Merger and expressly are intended to benefit each of the Indemnified Persons.

                           (d) Nothing contained in this SECTION 10.4 shall preclude the right of any Parent Indemnified Party to bring an indemnity claim under ARTICLE XI for a matter which is subject to the indemnification contained in this SECTION 10.4.

                  10.5     EMPLOYEE MATTERS.

                           (a) Parent shall cause the Surviving Corporation, for the period commencing at the Effective Time and ending on December 31, 2007, to maintain (i) overall compensation levels (including salary, wages, bonus opportunities, commissions and severance) that in the aggregate are no less favorable than, and (ii) benefits (and the costs thereof) provided under Employee Benefit Plans that in the aggregate are no less favorable than, the overall compensation levels and benefits (and the costs thereof) maintained for and provided to the current and former employees of the Acquired Companies (the "COVERED EMPLOYEES") immediately prior to the Effective Time, in each case as reasonably determined by Parent; provided, HOWEVER, subject to the foregoing, that nothing herein shall prevent the amendment or termination of any Employee Benefit Plan, or interfere with the Surviving Corporation's right or obligation to take any actions as are necessary to conform with applicable Law.

                           (b) Parent shall  recognize  each Covered  Employee's
         service with an Acquired Company as service with the Parent for purposes of eligibility and vesting under each of Parent's employee compensation, incentive and benefit plans, programs, policies and arrangements Parent maintains for the benefit of the Covered Employees (each, a "PARENT Plan"); PROVIDED, that (1) if the Covered Employees are transferred to Parent's 401(k) plans, the Covered Employees will be covered by Parent's plans in effect for employees hired after January 1, 2003 (or such other plan as may be in effect for newly hired employees at the time of such transfer) and (2) if the Covered Employees are covered by Parent's pension plans, the Covered Employees will not receive prior service credit for purposes of benefit accrual under such plans. With respect to each Parent Plan that is an Employee Welfare Benefit Plan, Parent shall (i) waive each pre-existing condition limitation that may apply to a Covered Employee, and (ii) recognize all amounts with which an Acquired Company credited a Covered Employee in the plan year which includes the Closing Date for purposes of co-payment, deductible, out-of-pocket maximum, or other cost-sharing mechanisms and purposes.

                           (c) Without limiting the generality of the foregoing, after the Closing Date, Parent shall, or shall cause the Surviving Corporation, as applicable, to, honor those employment, change in control, termination, retention and severance agreements, and all similar agreements, in each case, to which the Acquired Companies is a party, all of which are set forth on SCHEDULE 10.5(C).

                  10.6 LITIGATION SUPPORT. So long as any party hereto is actively contesting or defending against any action brought by a third party or a Governmental Authority in connection with the transactions contemplated hereby or any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction attributable prior to the Closing Date involving the Acquired Companies, each other party hereto will reasonably cooperate with such party and such party's counsel in the contest or defense, make reasonably available their personnel, and provide such testimony and reasonable access to their books and records as shall be necessary in connection with the contest or defense, at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification under ARTICLE XI).

                                   ARTICLE XI

                                 INDEMNIFICATION

                  11.1 SURVIVAL OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Company, other than the representations and warranties in SECTION 4.10(F), contained in this Agreement shall survive the Closing hereunder for a period of eighteen (18) months after the Closing Date. The representations and warranties contained in SECTION 4.10(F) to the extent they relate to Income Taxes for periods beginning on or after the Closing Date shall survive for a period of forty-eight (48) months after the Closing Date (the date on which the survivability period for the representations and warranties in SECTION 4.10(F) that relate to Income Taxes for periods beginning on or after the Closing Date terminates shall be referred to as the "POST CLOSING INCOME TAX REPRESENTATION TERMINATION DATE"). To the extent that the Representatives cause the Company to extend the statute of limitations for assessment of any Income Taxes with respect to its S Corporation Return for the year ended on the Closing Date (or Company agrees to such an extension for the Company's S Corporation Return for the year ended on the Closing Date and the Representatives consents to such extension in writing), the Post Closing Income Tax Representation Termination Date shall not occur earlier than the date that is thirty (30) days after the date on which the extended statute of limitation expires. The representations and warranties contained in
SECTION 4.10(F) to the extent they relate to Income Taxes for periods ending on or prior to the Closing Date and the covenant set forth in SECTION 11.3(C) shall survive for the applicable statute of limitations of the Tax at issue plus thirty (30) days, PROVIDED, that, in the event that the Representatives shall agree to a tolling of an applicable statute of limitations, such period shall be extended for a period equal to such period of tolling.

                  11.2 SURVIVAL OF PARENT'S AND MERGER SUBS' REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of Parent and Merger Sub shall survive the Closing hereunder for a period of eighteen (18) months after the Closing Date.

                  11.3 INDEMNIFICATION BY THE COMPANY STOCKHOLDERS RELATING TO THE COMPANY. From and after the Closing, the Company Stockholders shall, in accordance with and subject to this ARTICLE XI, indemnify, defend and save Parent, Merger Sub and, from and after the Closing Date, the Company, and their respective officers, directors, employees, agents, representatives, successors and permitted assigns (each, a "PARENT INDEMNIFIED PARTY"), harmless from and against, and shall pay to a Parent Indemnified Party or reimburse a Parent Indemnified Party for, any and all liabilities, obligations, damages, Taxes, deficiencies, demands, claims, suits, actions, or causes of action, assessments, losses, costs, expenses, interest, fines, penalties, or costs or expenses of any and all investigations, proceedings, judgments, orders and settlements (including reasonable fees and expenses of attorneys, accountants and other experts) (hereinafter, a "LOSS" or the "LOSSES") sustained or incurred by any Parent Indemnified Party relating to, resulting from, arising out of or otherwise by virtue of:

                           (a) any breach of a representation or warranty made by the Company in ARTICLE IV of this Agreement or in any certificate delivered by the Company pursuant to SECTION 8.2(A); PROVIDED, HOWEVER, that the Parent Indemnified Party shall have asserted its claim for indemnification in writing with reasonable supporting details promptly upon discovering any such breach and in any event before the expiration of any applicable survival period specified in SECTION 11.1;

                           (b) any breach of a covenant made by the Company in this Agreement;

                           (c) any Illinois Personal Property Replacement Taxes imposed on the Company solely as a result of the Section 338(h)(10) Election and any North Carolina Composite Income Taxes and any New Jersey Income Taxes imposed on the Company solely as a result of the
         Section 338(h)(10) Election;

                           (d) any claim or assertion for broker's or seller's fees or expenses arising out of the transactions contemplated by this Agreement by a person claiming to have been engaged by the Company, or any other Company Stockholder Transaction Expenses not listed on
         SCHEDULE 3.1(F); or

                           (e) any claim by any Company Stockholder alleging improper allocation of or payments from the Payment Fund by the Representatives.

                  11.4 NDEMNIFICATION BY PARENT. From and after the Closing, Parent shall indemnify, defend and save the Company Stockholders, and their respective agents, representatives, successors and permitted assigns (each, a "COMPANY STOCKHOLDER INDEMNIFIED PARTY") harmless from and against, and shall promptly pay to a Company Stockholder Indemnified Party or reimburse a Company Stockholder Indemnified Party for, any and all Losses sustained or incurred by any Company Stockholder Indemnified Party relating to, resulting from, arising out of or otherwise by virtue of:

                           (a) any breach of a representation or warranty made by Parent or Merger Sub in this Agreement or in any certificate delivered by Parent or Merger Sub pursuant to SECTION 8.3(A); PROVIDED, HOWEVER, that the Company Stockholder Indemnified Party shall have asserted its claim for indemnification in writing with reasonable supporting details promptly upon discovering any such breach and in any event before the expiration of any applicable survival period specified in SECTION 11.2;

                           (b) any breach of a covenant made by Parent or Merger Sub in this Agreement; or

                           (c) any claim or assertion for broker's or finder's fees or expenses arising out of the transactions contemplated by this Agreement by any Person claiming to have been engaged by Parent or Merger Sub.

                  11.5 INDEMNIFICATION PROCEDURE FOR THIRD PARTY CLAIMS. Other than a Tax Claim or a Tax Contest, which procedure is set forth and which shall be governed exclusively by SECTION 10.1(D), in the event that subsequent to the Closing, any Person that is or may be entitled to indemnification under this Agreement (an "INDEMNIFIED PARTY") receives notice of the assertion of any claim, issuance of any order or the commencement of any action or proceeding by any Person who is not a party to this Agreement or an Affiliate of a party, including, without limitation, any Governmental Authority (a "THIRD PARTY CLAIM"), against such Indemnified Party, against which a party to this Agreement is or may be required to provide indemnification under this Agreement (an "INDEMNIFYING PARTY"), the Indemnified Party shall give written notice thereof together with a statement of any available information regarding such claim to the Indemnifying Party within thirty (30) days after learning of such claim (or within such shorter time as may be necessary to give the Indemnifying Party a reasonable opportunity to respond to and defend such claim), provided that failure to give notice within such period shall not affect the Indemnified Parties' rights, or the Indemnifying Parties' obligations hereunder, expect to the extent the Indemnifying Parties are actually prejudiced by such delay. For purposes of this ARTICLE XI, notice to the Representatives shall be deemed notice to all of the Company Stockholders. The Indemnifying Party shall have the right upon written notice to the Indemnified Party (the "DEFENSE NOTICE") within thirty (30) days after receipt from the Indemnified Party of notice of such claim, to conduct at its expense the defense against such claim in its own name, or if necessary in the name of the Indemnified Party; PROVIDED, HOWEVER, that the Indemnified Party shall have the right to approve the defense counsel selected by the Indemnifying Party, which approval shall not be unreasonably withheld, conditioned or delayed, and in the event the Indemnifying Party and the Indemnified Party cannot agree upon such counsel within ten days after the Defense Notice is provided, then the Indemnifying Party shall propose an alternate defense counsel, who shall be subject again to the Indemnified Party's approval, which such approval shall not be unreasonably withheld, conditioned or delayed. In the event that the Indemnifying Party does elect to conduct the defense of the subject claim, the Indemnified Party will cooperate with and make available to the Indemnifying Party such assistance and materials as may be reasonably requested by it, and the Indemnified Party shall have the right at its expense to participate in the defense assisted by counsel of its own choosing, provided that the Indemnified Party shall have the right to compromise and settle the claim only with the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed. Without the prior written consent of the Indemnified Party, the Indemnifying Party will not enter into any settlement of any Third Party Claim or cease to defend against such claim, if pursuant to or as a result of such settlement or cessation, (i) injunctive or other equitable relief would be imposed against the Indemnified Party, or (ii) such settlement or cessation would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not indemnified hereunder. The Indemnifying Party shall not be entitled to control, and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of any claim to the extent that claim seeks an order, injunction or other equitable relief against the Indemnified Party which, if successful, could materially interfere with the business, operations, assets, condition (financial or otherwise) or prospects of the Indemnified Party, or in a proceeding to which the Indemnifying Party is also a party and the Indemnified Party determines in good faith that joint representation would be inappropriate (and in each case the cost of such defense shall constitute an amount for which the Indemnified Party is entitled to indemnification hereunder). If an offer is made to settle a Third Party Claim, which offer the Indemnifying Party is permitted to settle under this
SECTION 11.5 only upon the prior written consent of the Indemnified Party, and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party will give prompt written notice to the Indemnified Party to that effect. If the Indemnified Party fails to consent to such firm offer within twenty (20) calendar days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will not exceed the amount of such settlement offer, plus costs and expenses paid or incurred by the Indemnified Party through the end of such twenty (20) day period. Other than as specifically provided in this SECTION 11.5, any final, non-appealable or non-appealed judgment entered, order issued or settlement agreed upon in the manner provided in this SECTION 11.5 shall be binding upon the Indemnifying Party, and shall conclusively be deemed to be an obligation with respect to which the Indemnified Party is entitled to prompt indemnification hereunder.

                  11.6     CALCULATION OF LOSSES.

                           (a) The  amount  of any  Losses  payable  under  this
         ARTICLE XI by the Indemnifying Party shall be net of any (i) amounts actually recovered by the Indemnified Party under applicable insurance policies or from any other Person alleged to be responsible therefor and (ii) the net reduction in Taxes actually realized by the Indemnified Party arising from the incurrence or payment of any such Losses. If the Indemnified Party receives any amounts under applicable insurance policies, or from any other Person alleged to be responsible for any Losses or a Tax benefit subsequent to an indemnification payment by the Indemnifying Party, then such Indemnified Party shall promptly reimburse the Indemnifying Party for any payment made or expense incurred by such Indemnifying Party in connection with providing such indemnification payment up to the amount received by the Indemnified Party, net of any expenses incurred by such Indemnified Party in collecting such amount. The Indemnified Party shall use Best Efforts to collect any amounts available under such insurance coverage or from such other party alleged to have responsibility therefor prior to making any claim for indemnification under this ARTICLE XI.

                           (b) The Indemnifying Party shall not be liable under this ARTICLE XI for any (i) Losses relating to any matter to the extent that there is included in the Closing Statement a specific liability or reserve relating to such matter, (ii) Losses the Indemnified Party had otherwise been compensated for pursuant to the adjustments to the Merger Consideration pursuant to SECTION 3.3, or (iii) punitive damages (other than such amounts paid to third parties).

                           (c) The Indemnified Parties shall take, and shall cause their respective Affiliates to take, all reasonable steps to mitigate and otherwise minimize their Losses to the maximum extent reasonably possible upon and after becoming aware of any event which would reasonably be expected to give rise to any Losses.

                           (d) If the Indemnified Party receives any payment from an Indemnifying Party in respect of any Losses and the Indemnified Party could have recovered all or a part of such Losses from a third party based on the underlying claim asserted against the Indemnifying Party, the Indemnified Party shall assign such of its rights to proceed against such third party as are necessary to permit the Indemnifying Party to recover from such third party the amount of such indemnification payment.

                  11.7     LIMITATION ON INDEMNITIES.

                           (a) Notwithstanding anything to the contrary set forth in this Agreement, the Company Stockholders shall not be liable hereunder to the Parent Indemnified Parties pursuant to SECTIONS 11.3(A) OR (B) as a result of any breach of any of the representations or warranties of the Company as set forth in ARTICLE IV or any covenants of the Company as set forth in this Agreement or in any certificate delivered by the Company pursuant to SECTION 8.2(A), if, with respect to any individual item of Loss, such item is less than Twenty-five Thousand Dollars ($25,000) (a "MINOR CLAIM").

                           (b) Notwithstanding anything to the contrary set forth in this Agreement except as provided for in SECTION 11.7(C), the Company Stockholders shall not be liable hereunder to the Parent Indemnified Parties pursuant to SECTIONS 11.3(A) OR (B) as a result of any breach of any of the representations or warranties of the Company as set forth in ARTICLE IV or any covenants of the Company as set forth in this Agreement or in any certificate delivered by the Company pursuant to SECTION 8.2(A), except to the extent that the Losses incurred by the Parent Indemnified Parties as a result of such breaches shall exceed in the aggregate One Million, Two Hundred and Fifty Thousand Dollars ($1,250,000), and then only to the extent of such excess; PROVIDED, HOWEVER, in no case will such Losses include any Minor Claim.

                           (c) The aggregate amount required to be paid by the Company Stockholders pursuant to SECTION 11.3 as a result of any breach of any of the representations and warranties of the Company as set forth in ARTICLE IV, other than the representations and warranties in
         SECTION 4.10(F), or any of the covenants of the Company as set forth in this Agreement, or in any certificate delivered by the Company pursuant to SECTION 8.2(A) or pursuant to SECTION 11.10, shall not exceed in the aggregate Fifty Million Dollars ($50,000,000) until the first anniversary of the Closing and thereafter Twenty-Five Million Dollars ($25,000,000) (the "CAP AMOUNT"). The aggregate amount required to be paid by the Company Stockholders pursuant to SECTION 11.3 as a result of any breach of any of the representations and warranties in SECTION 4.10(F) or under SECTION 11.3(C) that result in Income Taxes for periods beginning on or after the Closing Date, shall not exceed in the aggregate One Hundred Million Dollars ($100,000,000) MINUS any amounts paid or payable pursuant to the first sentence of this SECTION 11.7(C). Notwithstanding the foregoing or anything to the contrary herein, in no event shall the combined aggregate amount paid or payable by the Company Stockholders pursuant to the first and second sentences of this
         SECTION 11.7(C) exceed One Hundred Million Dollars ($100,000,000). The aggregate amount required to be paid by the Company Stockholders pursuant to SECTION 11.3 as a result of any breach of representations and warranties in SECTION 4.10(F) that result in Income Taxes payable for periods ending on or prior the Closing Date shall not exceed in the aggregate the Merger Consideration and shall not be subject to any of the other limitations set forth in this SECTION 11.7(C).

                  11.8 ESCROW. Notwithstanding anything to the contrary in this Agreement, following the Closing, except for (i) any claims or causes of action for actual fraud or intentional misrepresentation, and (ii) claims that survive beyond the distribution of the escrow, the sole and exclusive recourse of any Parent Indemnified Parties with respect to any and all claims relating to the subject matter of this Agreement and the transactions contemplated hereby shall be to make a claim against the Escrow Amount for the amount of such claim in accordance with the terms of the Escrow Agreement; PROVIDED, HOWEVER, that nothing herein shall be construed to limit the right of a party to seek specific performance or other injunctive relief for any such breach. Payments out of the escrow shall be allocated among the Company Stockholders as determined by the Representatives. Claims made outside of the escrow in accordance with the terms hereof shall be the several liability of each individual Company Stockholder meaning his, her or its proportionate share of the Common Shares, and the Parent Indemnified Parties shall not be entitled to claim against any particular Company Stockholder an amount which is greater than such Company Stockholder's proportionate share.

                  11.9 EXCLUSION OF OTHER REMEDIES. Following the Closing, subject to subject to SECTION 11.8 hereof the indemnification provisions in this
ARTICLE XI shall provide the sole and exclusive remedy of the parties hereto, their affiliates, and any of their officers, directors, employees, stockholders, agents and representatives with respect to any and all Losses of any kind or nature whatever incurred because of or resulting from or arising out of this Agreement, the transaction contemplated hereby, the Business, and any of its assets and liabilities, provided, that nothing in this SECTION 11.9 shall preclude a Party from bringing an appropriate action for specific performance or other equitable remedy or an action for fraud.

                  11.10    ENVIRONMENTAL MATTERS.

                           (a) Subject to the provisions of SECTION 11.10(B), from and after the Closing, the Company Stockholders shall indemnify, defend and save harmless each Parent Indemnified Party from and against, and shall pay to a Parent Indemnified Party or reimburse a Parent Indemnified Party for, any and all Losses sustained or incurred by any Parent Indemnified Party relating to, resulting from, arising out of or otherwise by virtue of:

                                    (i)  any  claim  that  the  Company  was  in
                  violation of applicable Law or did not have all necessary Environmental Permits under Environmental Requirements in effect as of the Effective Time that is brought by the United States Environmental Protection Agency based upon, related to or arising from the April 7, 2005, Section 114(a) Request for Information under the Clean Air Act served upon the Company by the United States Environmental Protection Agency or the Company's May 23, 2005, response to that request;

                                    (ii) any  claim  that the  emissions  or the
                  reporting of emissions from the Bolingbrook Facility prior to the Closing was in violation of applicable Law under Environmental Requirements in effect as of the Effective Time; and

                                    (iii) any costs or expenses  incurred by the
                  Company after the Effective Time in connection with the complete installation of the emissions capture and control equipment at the Bolingbrook Facility as required in accordance with SECTION 6.7.

                           (b) Notwithstanding anything to the contrary, the Company Stockholders' obligations arising under this SECTION 11.10 shall not be subject to the limitations set forth in SECTIONS 11.7(A) OR (B). With respect to indemnifiable Losses arising under SECTIONS 11.10(A)(I) AND (II), the Company Stockholders and Parent shall share equally on a dollar-for-dollar basis the first One Million Two Hundred and Fifty Thousand Dollars ($1,250,000) of such Losses (the "PARENT SHARING AMOUNT"). The Company Stockholders shall be obligated to indemnify Parent Indemnified Parties for all indemnifiable Losses arising under SECTIONS 11.10(A)(I) AND (II) in excess of such Parent Sharing Amount up to the Cap Amount. For the avoidance of doubt, indemnifiable Losses arising under SECTION 11.10(A)(III), shall not be subject to the Parent Sharing Amount. Furthermore, Losses sustained or incurred by the Parent Indemnified Parties under this SECTION 11.10 shall not count against the One Million, Two Hundred and Fifty Thousand Dollars ($1,250,000) deductible set forth in SECTION 11.7(B). Except as otherwise provided in this SECTION 11.10(B), the Company Stockholders' obligations arising under this SECTION 11.10 shall be subject to the same limitations and procedures set forth in this ARTICLE XI.


                                   ARTICLE XII

                                   TERMINATION

                  12.1 TERMINATION OF AGREEMENT. Certain of the Parties may terminate this Agreement as provided below:

                           (a)  Parent  and  the  Company  may  terminate   this
         Agreement by mutual written consent at any time prior to the Closing;

                           (b) Parent may terminate this Agreement by giving written notice to the Company at any time prior to the Closing in the event of a Material Adverse Effect;

                           (c) Parent may terminate this Agreement by giving written notice to the Company at any time prior to the Closing (A) in the event the Company has breached any representation warranty or covenant contained in this Agreement in any material respect, Parent has notified the Company of the breach and the breach has continued without cure for a period of thirty (30) days after the notice of such breach and results in a Material Adverse Effect, or (B) if the Closing shall not have occurred on or before June 30, 2007 (the "TERMINATION DATE"), by reason of the failure of any condition precedent under
         SECTION 8.2 hereof (unless the failure results primarily from Parent breaching any representation, warranty, or covenant contained in this Agreement); and

                           (d) The Company may terminate this Agreement by giving written notice to Parent at any time prior to the Closing (A) in the event Parent or Merger Sub has breached any representation warranty or covenant contained in this Agreement in any material respect, the Company has notified Parent of the breach and the breach has continued without cure for a period of thirty (30) days after the notice of breach, or (B) if the Closing shall not have occurred on or before the Termination Date, by reason of the failure of any condition precedent under SECTION 8.3 hereof (unless the failure results primarily from the Company breaching any representation and warranty or covenant contained in this Agreement).

         Notwithstanding the foregoing, if the Closing shall not have occurred on or before the Termination Date solely by reason of a second request or other regulatory investigation or inquiry arising from or in connection with the filing of the Notification and Report Form under the HSR Act with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice (an "HSR REQUEST"), the parties shall agree to extend the Termination Date to a mutually agreed upon later date to accommodate the completion of such request, investigation or inquiry.

                  12.2 EFFECT OF TERMINATION. If any party terminates this Agreement pursuant to SECTION 12.1 above, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party (except for any liability of any party then in willful breach); PROVIDED, HOWEVER, that the confidentiality provisions contained in SECTION 6.6 above shall survive termination.

                                  ARTICLE XIII

                                  MISCELLANEOUS

                  13.1 EXPENSES. Each of Parent, Merger Sub, the Company and the Representatives will bear his, her or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby PROVIDED, HOWEVER, in the event the Merger is consummated, the Company Stockholders will bear the costs and expenses (including legal fees and expenses) of the Acquired Companies incurred in connection with this Agreement and the transactions contemplated hereby, which amounts will constitute part of the Company Stockholder Transaction Expenses

                  13.2 NO  THIRD-PARTY  BENEFICIARIES.  Except  as set  forth in
SECTION 10.4 and ARTICLE XI, this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

                  13.3 ENTIRE AGREEMENT. This Agreement, including the schedules and exhibits attached hereto, the Schedules and the Representative Agreement and the other documents referred to herein, constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

                  13.4 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of Parent and the Company.

                  13.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                  13.6  HEADINGS.   The  section  headings   contained  in  this
Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  13.7 NOTICES. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) one Business Day after being sent to the recipient by facsimile transmission or electronic mail or (iv) four Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

                           (a) IF TO PARENT OR MERGER SUB, ADDRESSED TO IT AT:

                           Pactiv Corporation
                           1900 West Field Court
                           Lake Forest, IL, 60045
                           Telephone:  847/482-3835
                           Fax:  847/615-6621
                           Attention:       Gregory A. Hanson
                                            Vice President & Treasurer

                           WITH A COPY TO:
                           --------------

                           Pactiv Corporation
                           1900 West Field Court
                           Lake Forest, IL, 60045
                           Telephone:  847/482-2409
                           Fax:  847/615-6417
                           Attention:       Joseph E. Doyle
                                            Vice President,
                                            General Counsel & Secretary

                           (b) IF TO THE COMPANY, ADDRESSED TO IT AT:

                           Prairie Packaging, Inc.
                           7200 South Mason Avenue
                           Bedford Park, IL 60638
                           Telephone:  708/496-2900
                           Fax:
                           Attention:       Earl W. Shapiro
                                            Benjamin M. Shapiro

                           WITH A COPY TO:
                           --------------

                           Winston & Strawn LLP
                           35 West Wacker Drive
                           Chicago, IL  60601
                           Telephone:  312/558-5600
                           Fax:  312/558-5700
                           Attention:       Stanford J. Goldblatt
                                            Jason L. Booth

                           (c) IF TO THE REPRESENTATIVES, ADDRESSED TO IT AT:

                           Earl W. Shapiro and Benjamin M. Shapiro
                           c/o Winston & Strawn LLP
                           35 West Wacker Drive
                           Chicago, IL  60601
                           Telephone:  312/558-5600
                           Fax:  312/558-5700
                           Attention:       Stanford J. Goldblatt
                                            Jason L. Booth

                           WITH A COPY TO:
                           --------------

                           Winston & Strawn LLP
                           35 West Wacker Drive
                           Chicago, IL  60601
                           Telephone:  (312) 558-5600
                           Fax:  (312) 558-5700
                           Attention:       Stanford J. Goldblatt
                                            Jason L. Booth

Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

                  13.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

                  13.9 ARBITRATION. Except for actions by any Party seeking specific performance or injunctive relief, in the event that Parent, the Company and the Representatives on behalf of the Company Stockholders fail to agree on any dispute arising out of or related to this Agreement or any other agreement or instrument delivered in connection with the transactions contemplated hereby, such dispute shall be resolved by binding arbitration in Chicago, Illinois. Any Party electing to commence arbitration shall give written notice to the other Parties of such election. The claim shall be settled by the International Institute for Conflict Prevention and Resolution (the "CPR"), Rules for Non-Administered Arbitration then currently in effect, by three independent and impartial arbitrators none of whom shall be appointed by either party, but who shall instead be appointed in accordance with CPR Rule ss.5.3 as in effect on the date of this Agreement. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. ss.ss.1-16. The determination of the arbitrators in all matters referred to such arbitrators hereunder shall be final and binding on the Parties hereto. The award of such arbitrators may be confirmed or enforced in any court of competent jurisdiction. The costs and expenses of the arbitrators, and the reasonable attorneys' fees and costs of the prevailing party (as determined by the arbitrators) incurred in such arbitration (and in related matters), shall be included in the arbitration award in favor of such prevailing party; PROVIDED, HOWEVER, that in the event the arbitrators do not declare a prevailing party in such arbitration, then such costs and expenses shall be apportioned among the parties by such arbitrators in accordance with the arbitrators' determination of the merits of their respective positions.

                  13.10 AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties hereto. No waiver by any Party of any provision of this Agreement or any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the party making such waiver, nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  13.11 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                  13.12 CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

                  13.13 ACKNOWLEDGEMENTS BY PARENT AND MERGER SUB. Parent and Merger Sub acknowledge that they have conducted to their satisfaction an independent investigation and verification of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Acquired Companies, and, in making their determination to proceed with the transactions contemplated by this Agreement, Parent and Merger Sub have relied on the results of their own independent investigation and verification and the representations and warranties of the Company expressly and specifically set forth in ARTICLE IV of this Agreement, including the Schedules (and any updates thereto). SUCH REPRESENTATIONS AND WARRANTIES BY THE COMPANY CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF THE COMPANY TO PARENT AND MERGER SUB IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND PARENT AND MERGER SUB UNDERSTAND, ACKNOWLEDGE AND AGREE THAT ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE EXPRESSED OR IMPLIED (INCLUDING, BUT NOT
LIMITED TO, ANY RELATING TO THE FUTURE OR HISTORICAL FINANCIAL CONDITION, RESULTS OF OPERATIONS, ASSETS OR LIABILITIES OF THE ACQUIRED COMPANIES AND ANY SET FORTH IN THE CONFIDENTIAL INFORMATION MEMORANDUM PREVIOUSLY DELIVERED TO PARENT) ARE SPECIFICALLY DISCLAIMED BY THE COMPANY AND THE COMPANY STOCKHOLDERS.

                  13.14 INCORPORATION OF EXHIBITS AND SCHEDULES. The exhibits and schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                  13.15 SPECIFIC PERFORMANCE. The Parties hereto agree that, if any of the provisions of this Agreement or any other document contemplated by this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at Law would exist and damages would be difficult to determine, and, therefore, the Parties shall be entitled to specific performance of the terms hereof and thereof, in addition to any other remedy at Law or in equity.

                  13.16 COMPANY STOCKHOLDER REPRESENTATIVES. A decision, act, consent or instruction of the Representatives shall constitute a decision, act, consent or instruction from all of the Company Stockholders and shall be final, binding and conclusive upon each of the Company Stockholders. Parent may rely upon any such decision, act, consent or instruction of the Representatives as being the decision, act, consent or instruction of every such Company Stockholder. Parent is hereby relieved from any liability to any Persons for any acts done by them in accordance with such decision, act, consent or instruction of the Representatives. In furtherance of the foregoing, any reference to a power of the Company Stockholders under this Agreement, to be exercised or otherwise taken, shall be a power vested in the Representatives.

                  13.17 REPRESENTATION. Winston & Strawn LLP has represented the Company and its Subsidiaries, the Company Stockholders and the Representatives. All of the parties recognize the commonality of interest that exists and will continue to exist until Closing, and the parties agree that such commonality of interest should continue to be recognized after the Closing. Specifically, the parties agree Parent shall not, and shall not cause the Company or any of its Subsidiaries to, seek to have Winston & Strawn LLP disqualified from representing any Company Stockholder or the Representatives in connection with any dispute that may arise between any Company Stockholder or the Representatives and Parent or the Company or any Subsidiary of the Company in connection with this Agreement or the transactions contemplated hereby.


                                    * * * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger as of the date first above written.



                                   PARENT:
                                   -------

                                   PACTIV CORPORATION, a Delaware corporation


                                   By: /s/ Richard L. Wambold
                                   Name: Richard L. Wambold
                                   Title: Chairman and CEO


                                   MERGER SUB:
                                   -----------

                                   MEADOW ACQUISITION CORP. a Delaware
                                   corporation and a wholly-owned
                                   subsidiary of Parent


                                   By: /s/ Richard L. Wambold
                                   Name: Richard L. Wambold
                                   Title: Chairman and CEO


                                   COMPANY:
                                   --------

                                   PRAIRIE PACKAGING, INC., a Delaware
                                   corporation

                                   By: /s/ Earl W. Shaprio
                                   Name: Earl W. Shapiro
                                   Title: Chairman

                                   REPRESENTATIVE:
                                   ---------------

                                   By: /s/ Earl W. Shapiro
                                   Name: Earl W. Shapiro

                                   By: /s/ Benjamin M. Shapiro
                                   Name: Benjamin M. Shapiro